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TABLE OF CONTENT

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AEROVIRONMENT, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No Fee Required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date filed:

Dear Stockholders,

        You are cordially invited to attend the annual meeting of stockholders of AeroVironment, Inc. on October 4, 2013 at 10:00 a.m., at the company's offices at 994 Flower Glen Street, Simi Valley, California 93065. You should also have received a WHITE proxy card and postage-paid return envelope. WHITE proxy cards are being solicited on behalf of our board of directors.

        Your vote will be especially important at the meeting. As you may have heard, Engaged Capital Master Feeder I, LP (together with its affiliates, Engaged Capital) has notified the company that Engaged Capital intends to nominate a candidate for election as a director at the meeting in opposition to the nominees recommended by our board of directors.

        The board of directors does not endorse the Engaged Capital nominee and unanimously recommends that you vote FOR the election of each of the nominees proposed by the board of directors. The board of directors strongly urges you not to sign or return any proxy card sent to you by Engaged Capital. If you have previously submitted a proxy card sent to you by Engaged Capital, you can revoke that proxy and vote for our board of directors' nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

        It is important that your shares be represented at the meeting whether or not you are personally able to attend. Accordingly, after reading the attached Notice of Annual Meeting of Stockholders and Proxy Statement, please promptly submit your proxy by telephone, internet or mail as described in your WHITE proxy card. If you submit your proxy over the internet, you will have the opportunity to agree to receive future stockholder documents electronically via email, and we encourage you to do so. If you choose to submit your vote by traditional proxy or voting instruction card, please sign, date and mail the WHITE card in the enclosed pre-addressed reply envelope. Your cooperation will be appreciated.

        Thank you for your support.

Very truly yours,

Timothy E. Conver Chairman and Chief Executive Officer

Monrovia, California
September 6, 2013

        The attached proxy statement is dated September 6, 2013 and is first being mailed to stockholders on or about September 10, 2013.

        If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., by mail at 105 Madison Avenue, New York, New York 10016 or by telephone at (212) 929-5500 (call collect) or (800) 322-2885 (call toll free).

YOUR VOTE IS IMPORTANT

AEROVIRONMENT, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:00 a.m. Pacific Time on October 4, 2013.
PLACE:	Our offices at 994 Flower Glen Street, Simi Valley, California 93065
ITEMS OF BUSINESS:	(1) Election of Charles Thomas Burbage, Charles R. Holland and Edward R. Muller, each to serve as a Class I director for a three-year term;
(2) Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2014; and
(3) Transaction of such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Please note that Engaged Capital has notified the company of its intent to nominate a candidate for election as a director at the meeting in opposition to the nominees by our board of directors. You may receive solicitation materials from Engaged Capital, including proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to Engaged Capital or its nominee contained in solicitation materials filed or disseminated by or on behalf of Engaged Capital or any other statements Engaged Capital may make.

The board of directors does not endorse the Engaged Capital nominee and unanimously recommends that you vote FOR the election of each of the nominees proposed by the board of directors. Our board of directors strongly urges you not to sign or return any proxy card sent to you by Engaged Capital. If you have previously submitted a proxy card sent to you by Engaged Capital, you can revoke that proxy and vote for our board of directors' nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.
RECORD DATE:	You can vote if you were a stockholder of the company at the close of business on September 6, 2013.
MEETING ADMISSION:
Registered Stockholders. Registered stockholders (or their legal representatives) attending the meeting must bring an acceptable form of identification to the meeting, such as a driver's license. Legal representatives must also bring copies of any proxy or power of attorney evidencing the legal representative's right to represent the stockholder at the meeting.

Beneficial Stockholders. Stockholders whose stock is held by a broker or bank (often referred to as "holding in street name") should come to the beneficial stockholders table prior to the meeting. In order to be admitted, beneficial stockholders must bring account statements or letters from their brokers or banks showing that they owned AeroVironment stock as of September 6, 2013. In order to vote at the meeting, beneficial stockholders must bring legal proxies, which they can obtain only from their brokers or banks.
VOTING BY PROXY:
Registered Stockholders. To assure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Instructions for voting by mail are on your proxy card. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the annual meeting.

You are urged to date, sign and promptly return the WHITE proxy card in the envelope provided to you, or to use the telephone or internet method of voting described in your WHITE proxy card, so that if you are unable to attend the meeting your shares can be voted.
Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

        This proxy statement is issued in connection with the solicitation of a proxy on the enclosed form by the board of directors of AeroVironment, Inc. for use at our 2013 annual meeting of stockholders. We will begin distributing this proxy statement, a form of proxy and our 2013 annual report on or about September 10, 2013.

By Order of the Board of Directors

Timothy E. Conver Chairman and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON OCTOBER 4, 2013

This notice, the accompanying proxy statement, and our 2013 annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended April 30, 2013, are available on our website at http://investor.avinc.com.

AEROVIRONMENT, INC.
2013 PROXY STATEMENT

PROXY STATEMENT	AeroVironment, Inc. 181 W. Huntington Dr., Suite 202 Monrovia, California 91016

GENERAL INFORMATION

        This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by the board of directors of AeroVironment, Inc. for our 2013 annual meeting of stockholders to be held on October 4, 2013, and any adjournments or postponements thereof, for the purposes set forth in the attached notice of annual meeting of stockholders. Our principal executive offices are located at 181 W. Huntington Dr., Suite 202, Monrovia, California 91016. Enclosed with this proxy statement is a copy of our 2013 annual report, which includes our Form 10-K (without exhibits) for the fiscal year ended April 30, 2013. However, the 2013 annual report is not intended to be a part of this proxy statement or a solicitation of proxies. This proxy statement and the accompanying WHITE proxy card are first being distributed to stockholders on or about September 10, 2013.

Voting Rights and Outstanding Shares

        Our board of directors has fixed the close of business on September 6, 2013 as the record date for the annual meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof, in person or by proxy. On the record date, there were 22,675,277 shares of our common stock outstanding and entitled to vote at the annual meeting. The holders of our common stock are entitled to one vote per share on any proposal presented at the annual meeting. We have no other voting securities outstanding.

Proxies

        You are requested to complete, sign and date the enclosed WHITE proxy card and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States. If you sign the WHITE proxy card or submit a proxy by telephone or over the internet and do not specify how your shares are to be voted, your shares will be voted FOR the election of the director nominees of our board of directors listed in Proposal No. 1 for a three-year term, FOR the ratification of the selection of the accounting firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2014, and, with respect to any other business which may properly come before the annual meeting or any adjournments or postponements thereof and in accordance with the best judgment of the designated proxy holders. See "Questions and Answers about the Annual Meeting and Voting" below.

        Our board of directors is not aware of any business that may properly be brought before the annual meeting other than those matters described in this proxy statement. However, the enclosed WHITE proxy card gives discretionary authority to persons named on the proxy card to vote the shares in their best judgment if any matters other than those shown on the proxy card are properly brought before the annual meeting.

        If you are a registered stockholder (i.e., your shares are NOT held in an account at a brokerage firm, bank, dealer or other similar organization), you can simplify your voting by using the internet or calling a toll-free telephone number. Internet and telephone voting information is provided on the WHITE proxy card. If you vote via the internet or by telephone, there is no need to return a signed proxy card. However, you may still vote by proxy by using the WHITE proxy card.

        If you are a beneficial owner (i.e., your shares are held in an account at a brokerage firm, bank, dealer or other similar organization) rather than a registered stockholder, please instruct your broker how to vote your shares using the voting instruction form provided by your broker. Brokers are not permitted to vote your shares with respect to the election of directors at the annual meeting without your instructions as to how to vote.

        Please note that Engaged Capital has notified the company of its intent to nominate a candidate for election as a director at the meeting in opposition to the nominees by our board of directors. You may receive solicitation materials from Engaged Capital, including proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to Engaged Capital or its nominee contained in solicitation materials filed or disseminated by or on behalf of Engaged Capital or any other statements Engaged Capital may make.

        The board of directors does not endorse the Engaged Capital nominee and unanimously recommends that you vote FOR the election of each of the nominees proposed by the board of directors. Our board of directors strongly urges you not to sign or return any proxy card sent to you by Engaged Capital. If you have previously submitted a proxy card sent to you by Engaged Capital, you can revoke that proxy and vote for our board of directors' nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

        To assure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person.

Solicitation of Proxies

        The cost of preparing and mailing the notice of annual meeting, this proxy statement and the accompanying proxy and the cost of solicitation of proxies on behalf of the board of directors will be borne by the company. Solicitations may be made by mail, internet, telephone, fax, town hall meetings, press releases, press interviews and/or through the use of the company's investor relations website. Some personal solicitation may be made by directors, officers and employees named in Annex A without special compensation, other than reimbursement for expenses. In addition, MacKenzie Partners, Inc. has been retained to aid in the solicitation. Its fees for this solicitation are not expected to exceed $275,000. In addition, the company has agreed to reimburse MacKenzie Partners, Inc. for its expenses. The company's aggregate expenses, including those of MacKenzie Partners, Inc., related to the solicitation in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding salaries and wages of our officers and regular employees, are expected to be approximately $1,125,000, of which approximately $475,000 has been spent to date. The company has agreed to indemnify MacKenzie Partners, Inc. against certain liabilities relating to or arising out of their engagement. MacKenzie Partners, Inc. estimates that approximately 35 of its employees will assist in this proxy solicitation, which they may conduct personally, by mail, internet, telephone, fax, email, town hall meetings, press releases, press interviews and/or through the use of the company's investor relations website. Additional information about persons who are participants in this proxy solicitation is set forth in Annex A. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable and documented expenses in connection therewith.

Voting Results

        We will announce preliminary voting results at the annual meeting. Final official results will be provided in a current report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, within four business days of the meeting (which will be available at www.sec.gov and www.avinc.com).

        If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor by mail at MacKenzie Partners, Inc. at 105 Madison Avenue, New York, New York 10016 or by telephone at (212) 929-5500 (call collect) or (800) 322-2885 (call toll free).

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

        You have received these proxy materials because you are an AeroVironment, Inc. stockholder, and our board of directors is soliciting authority, or proxy, to vote your shares at the 2013 annual meeting of stockholders. The proxy materials include our notice of annual meeting of stockholders, proxy statement and 2013 annual report. These materials also include the WHITE proxy card and postage-paid return envelope or voting instruction form for the annual meeting. WHITE proxy cards are being solicited on behalf of our board of directors. The proxy materials include detailed information about the matters that will be discussed and voted on at the meeting, and provide updated information about our company that you should consider in order to make an informed decision when voting your shares. The proxy materials are first being furnished to stockholders on or about September 10, 2013.

        There are two proposals scheduled to be voted on at the annual meeting:

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  Proposal 1:    Election of Charles Thomas Burbage, Charles R. Holland and Edward R. Muller, each to serve as a Class I director for a three-year term; and

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  Proposal 2:    Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2014.

Have other candidates been nominated for election as directors at the annual meeting in opposition to the board of directors' nominees?

        Yes. Engaged Capital, a stockholder of the company, has notified the company of its intent to nominate a candidate for election as a director at the annual meeting in opposition to the nominees recommended by our board of directors. Our board does not endorse the Engaged Capital nominee and unanimously recommends that you vote FOR the election of each of the nominees proposed by the board of directors by using the WHITE proxy card accompanying this proxy statement. Our board strongly urges you not to sign or return any proxy card sent to you by Engaged Capital.

Can I access the proxy materials on the internet?

        Yes. The company's proxy statement and 2013 annual report are available at http://investor.avinc.com.

How do I attend the annual meeting?

        The annual meeting will be held on October 4, 2013 at 10:00 a.m., local time, at our offices at 994 Flower Glen Street, Simi Valley, California 93065. When you arrive, signs will direct you to the appropriate room. Please note that the doors to the meeting room will not be open until 9:30 a.m. You must be prepared to present valid government-issued photo identification, such as a driver's license or passport, for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the annual meeting. If you are a beneficial owner, you must provide proof of beneficial ownership on the record date, such as your account statement showing that you owned our stock as of September 6, 2013, a copy of the voting instruction form provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting. You do not need to attend the annual meeting to vote. Even if you plan to attend the annual meeting, please submit your vote in advance as instructed herein.

What is the quorum requirement for holding the annual meeting?

        A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the annual meeting. Abstentions will be counted as shares present for purposes of determining the presence of a quorum for the transaction of business.

Who can vote?

        Holders of record of common stock at the close of business on September 6, 2013 will be entitled to vote at the annual meeting. Each share of common stock will be entitled to one vote on all matters properly brought before the meeting. On September 6, 2013, the record date for the annual meeting, there were 22,675,277 shares of common stock outstanding. There are no other voting securities of the company outstanding.

What is the difference between holding shares as a holder of record and as a beneficial owner?

        If at the close of business on September 6, 2013, the record date for the annual meeting, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If that organization is not given specific direction, shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the annual meeting.

        Under the rules of The NASDAQ Stock Market LLC, or Nasdaq, unless you give voting instructions to your broker or bank, your shares will not be voted at the meeting. Although your bank or broker is normally able to vote your shares with respect to certain "discretionary" items without instructions from you, it is not able to vote your shares with respect to the election of directors at the meeting because of the contested director election. Accordingly, if you do not give instructions to your custodian, your shares will not be voted with respect to the election of directors because the bank or brokerage firm will not have authority to vote them on your behalf.

        Brokers are not permitted to vote your shares with respect to the election of directors at the annual meeting without your instructions as to how to vote. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker.

How do I vote my shares?

        You may vote your shares using one of the following methods:

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  Over the internet.  If you have access to the internet, by submitting the proxy following the instructions included on your WHITE proxy card for voting over the internet.

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  By telephone.  You can vote by calling a toll-free telephone number listed on the WHITE proxy card. Please refer to your WHITE proxy card for instructions on voting by phone.

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  By mail.  You may vote your shares by completing, signing and mailing the WHITE proxy card included with your proxy materials. Please refer to your WHITE proxy card for instructions on voting by mail.

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  In person at the annual meeting.  Stockholders are invited to attend the annual meeting and vote in person at the annual meeting. If you are a beneficial owner of shares you must obtain a legal proxy from the bank, broker or other holder of record of your shares to be entitled to vote those shares in person at the meeting.

        A control number, located on the instruction sheet attached to the WHITE proxy card, is designated to verify your identity and allow you to vote your shares and confirm that your voting instructions have been recorded properly. If you vote via the internet or by telephone, there is no need to return a signed WHITE proxy card. However, you may still vote by proxy by using the WHITE proxy card.

Can I change my vote?

        Yes. You may revoke the proxy at any time prior to its use by:

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  delivering a written notice to the Corporate Secretary of the company, mailed to the company's principal executive office at 181 W. Huntington Dr., Suite 202, Monrovia, California 91016;

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  executing and submitting a later-dated proxy;

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  re-voting your shares by telephone or on the internet; or

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  attending the annual meeting and voting in person.

        If you have previously signed a proxy card sent to you by Engaged Capital, you may change your vote by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying post-paid envelope or by voting by telephone or via the internet by following the instructions on your WHITE proxy card. Submitting a proxy card sent to you by Engaged Capital will revoke votes you have previously made via the company's WHITE proxy card.

        Only the latest validly executed proxy that you submit will be counted.

What vote is required to approve each of the proposals?

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  Proposal 1: Election of directors:  Engaged Capital has notified the board of directors of its intent to nominate a candidate for election as a director of the company at the annual meeting in opposition to the nominees recommended by the board. This means that, although the company does not know whether Engaged Capital will, in fact, nominate an individual for election as a director at the annual meeting, directors will be elected on a plurality basis and the three nominees receiving the highest number of FOR votes will be elected as directors. Withholdings will be counted as present for the purposes of determining a quorum but are not counted as votes cast. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

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  Proposal 2: Ratification of selection of independent registered public accounting firm:  Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted as present for purposes of this vote and will have the effect of a vote against the proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

What are the recommendations of the board of directors?

        The board of directors recommends that you vote your shares on your WHITE proxy card:

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  FOR the election of directors nominated herein; and

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  FOR the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2014.

        The board of directors strongly urges you not to sign or return any proxy card sent to you by Engaged Capital.

What should I do with the proxy cards sent to me by Engaged Capital?

        Engaged Capital has notified the company of its intent to propose its own director nominee for election at the annual meeting. The company does not know whether Engaged Capital will in fact nominate an individual for election as a director at the annual meeting or solicit proxies. Any nominations made by Engaged Capital have NOT been endorsed by the board. The company is not responsible for the accuracy of any information contained in any proxy solicitation materials used by Engaged Capital or any other statements that it may otherwise make.

        Our board does not endorse the Engaged Capital nominee and unanimously recommends that you disregard any proxy card that may be sent to you by Engaged Capital. Voting to "withhold" with respect to Engaged Capital's nominee on its proxy card is not the same as voting for our board's nominees, because a vote to "withhold" with respect to Engaged Capital's nominee on its proxy card will revoke any previous proxy submitted by you. If you have already voted using a proxy card sent to you by Engaged Capital, you have every right to change it and we urge you to revoke that proxy by voting in favor of our board's nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted—any proxy may be revoked at any time prior to its exercise at the annual meeting by following the instructions under "Can I change my vote?" above. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or directly at (212) 929-5500.

What does it mean if I receive more than one WHITE proxy card on or about the same time?

        It generally means you hold shares registered in more than one account. In order to vote all of your shares, please sign and return each WHITE proxy card or, if you vote via the internet or telephone, vote once for each WHITE proxy card you receive.

        If Engaged Capital proceeds with its previously announced alternative director nomination, we will likely conduct multiple mailings prior to the annual meeting date so that stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. The latest-dated proxy you submit will be counted, and, if you wish to vote as recommended by the board of directors then you should only submit WHITE proxy cards.

What if I do not specify how I want my shares to be voted?

        If you are the record holder of your shares and do not specify on your WHITE proxy card (or when giving your proxy by telephone or the internet) how you want to vote your shares, your shares will be voted:

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  FOR the election of directors nominated herein; and

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  FOR the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2014.

        If you are a beneficial owner of shares and do not specify how you want to vote, your shares may not be voted by the record holder and will not be considered as present and entitled to vote on any matter to be considered at the annual meeting. If your shares are held of record by a bank, broker or other nominee, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

What is the effect of an "ABSTAIN" vote?

        Abstentions are considered to be present and entitled to vote with respect to each relevant proposal, but will not be considered a vote cast with respect to that proposal. Therefore, an abstention will effectively be a vote against each of the proposals, except for the election of directors.

What is a "broker non-vote"?

        A "broker non-vote" occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide the record holder with voting instructions on any "non-routine" matters brought to a vote at a stockholder meeting.

        Under the Nasdaq rules, "non-routine" matters include the election of directors described in this proxy statement. As such, a broker may not vote your shares with respect to the election of directors or other non-routine matters without your instructions. Given the contested nature of the election, Nasdaq's rules do not permit broker discretionary authority to vote on any proposals to be voted on at the meeting, whether routine or not.

        If your shares are held of record by a bank, broker or other nominee, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

What should I do if I have other questions?

        If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or directly at (212) 929-5500.

BACKGROUND OF THE SOLICITATION

        On November 30, 2012, the company received a letter from Glenn W. Welling, Principal and Chief Investment Officer of Engaged Capital, informing the company that Engaged Capital was a new stockholder of the company, and recommending that the company distribute between $75 million and $100 million to its stockholders by the end of 2012 through a special dividend or stock repurchase program, or the Engaged proposal.

        On December 11, 2012 and December 12, 2012, at the request of Engaged Capital, Steve Gitlin, the company's Vice President Marketing Strategy, Communications and Investor Relations, conducted teleconferences with Mr. Welling and other representatives of Engaged Capital during which Mr. Gitlin responded to general questions from Engaged Capital regarding the company, its business model and capital structure.

        The company's board of directors regularly reviews, among other things, the company's business, performance and capital structure, and on December 13, 2012, the board of directors held a meeting to evaluate such matters in light of the Engaged proposal. The board of directors determined that it was in the best interests of all of the company's stockholders for the company to maintain its strong balance sheet to support growth opportunities. The board further determined that maintaining significant cash balances best positions the company to (1) make the necessary investments to promote technology adoption and respond to market demand in a timely manner, and (2) engender confidence among large government and commercial customers regarding the company's stability and ability to support their adoption and use of the company's solutions. Accordingly, the board determined not to proceed with the Engaged proposal at that time.

        On January 14, 2013, at Engaged Capital's request, Mr. Gitlin and Jikun Kim, the company's Chief Financial Officer, conducted an in-person meeting at the company's headquarters with Mr. Welling and other representatives of Engaged Capital during which they responded to further questions regarding the company and its capital structure.

        On March 6, 2013, at Engaged Capital's request, Mr. Gitlin conducted a teleconference with representatives of Engaged Capital, including Mr. Welling, regarding the company's business and performance.

        On March 12, 2013, at Engaged Capital's request, Messrs. Timothy E. Conver, the company's Chief Executive Officer, and Gitlin conducted a teleconference with representatives of Engaged Capital, including Mr. Welling, again regarding the company's business and performance.

        On March 20, 2013, at Engaged Capital's request, Messrs. Conver and Gitlin met with Mr. Welling and other representatives of Engaged Capital at the company's headquarters to discuss the company's business and capital structure.

        On June 3, 2013, at Engaged Capital's request, Mr. Gitlin conducted a teleconference with representatives of Engaged Capital.

        On June 7, 2013, Engaged Capital submitted a list of questions to Mr. Kim regarding the company's business and capital structure. On June 13, 2013, Messrs. Kim and Gitlin conducted a teleconference with representatives of Engaged Capital, including Mr. Welling, to respond to such questions.

        On June 25, 2013, at Engaged Capital's request, Messrs. Kim and Gitlin conducted a teleconference with representatives of Engaged Capital regarding the company's business and performance.

        On June 27, 2013 and June 28, 2013, Engaged Capital contacted the company indicating that it intended to nominate a candidate for election to the company's board of directors, requesting a copy of the director questionnaire that is required to be submitted with such nomination, and requesting a teleconference with Mr. Conver. The company provided Engaged Capital with a copy of the requested questionnaire on July 1, 2013.

        On June 30, 2013, Messrs. Conver and Kim conducted a teleconference with Mr. Welling regarding, among other things, Mr. Welling's intent to nominate a candidate for election to the company's board of directors. During the teleconference, Mr. Welling was asked how he proposed to enhance value for the company's stockholders. In contrast to earlier discussions during which he had expressly advocated for a special dividend, Mr. Welling indicated that he did not have sufficient information upon which to make any specific recommendations. Also during the teleconference, Mr. Conver communicated to Mr. Welling the company's continued confidence in the capability of its board of directors and its alignment with the interests of all of the company's stockholders. Mr. Conver also noted that he and members of his family all are owners of the company's outstanding common stock and are similarly aligned in enhancing value for all of the company's stockholders, including Engaged Capital.

        On July 3, 2013, Engaged Capital sent a letter to the company providing notice of its intent to nominate Mr. Welling to stand for election to the company's board of directors at the 2013 annual meeting.

        On July 17, 2013, Engaged Capital filed a Schedule 13D publicly disclosing:

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  its ownership of approximately 5% of the company's outstanding common stock;

  •
  that it believed that the company could increase its equity valuation by making certain changes to its (a) capital structure, (b) capital allocation strategy, (c) communications with investors, and (d) corporate governance, including board composition; and

  •
  that it intended to submit a candidate for election to the board of directors at the company's 2013 annual meeting.

        Also on July 17, 2013, the company issued a press release in response to the filing by Engaged Capital, confirming the company's commitment to building value for and maintaining open communications with all of the company's stockholders, and expressing confidence in the company's capital structure and capital allocation strategy, as well as the commitment and expertise of its board of directors.

        On July 30, 2013, at Engaged Capital's request, Messrs. Conver and Kim met with Mr. Welling at the company's headquarters to discuss the company's business and the potential nomination of Mr. Welling to stand for election to the company's board of directors. Mr. Welling indicated during the meeting that he required more information about the business and its prospects before making specific recommendations to the company, but that he continued to believe that stockholder value could be created by declaring a large special dividend or conducting a stock repurchase program.

        On August 6, 2013, the board of directors determined, as part of its annual assessment of the company's corporate governance structures and processes, to institute the following policies:

  •
  a lead independent director structure;

  •
  a policy for recovering, or "clawing back," incentive compensation of executive officers in the event that an executive officer's wrongdoing later is determined by the board of directors to have resulted in a material negative restatement of the company's financial results; and

  •
  director and executive officer minimum stock ownership guidelines and stock retention guidelines.

        On August 7, 2013, the company's Nominating and Corporate Governance Committee received a letter from Engaged Capital requesting a meeting to discuss its nomination of Mr. Welling to stand for election to the company's board of directors.

        On August 11, 2013, members of the company's Nominating and Corporate Governance Committee (Messrs. Alibrandi, Baker and Fishman) met with Mr. Welling to discuss Mr. Welling's interest in joining the company's board of directors, Mr. Welling's qualifications to serve as a member of the board of directors and whether Mr. Welling had conflicts of interest that would impair his ability to serve as a member of the board of directors. Mr. Conver was also present for portions of the meeting. Topics discussed included Mr. Welling's experience and why he believed that he needed to join the board, given that in the past he had provided similar input to companies through an outside advisory role. At the conclusion of the meeting, Mr. Welling was advised that the Nominating and Corporate Governance Committee would further consider Mr. Welling's nomination and advise him of its decision.

        On August 13, 2013, the company's board of directors met with the Nominating and Corporate Governance Committee regarding its assessment of Mr. Welling as a potential member of the board of directors. After due consideration, the board concluded that Mr. Welling did not have the capabilities and experience that the board considered critically important to the company's execution of its growth strategy. The board of directors also concluded that other director candidates under consideration by the board had strategically important capabilities and relevant experience that would assist the company in executing its growth strategy, enhance the effectiveness of the board of directors and thereby benefit stockholders. During this meeting, the board of directors also discussed the potential nomination of Mr. Charles Thomas Burbage and Mr. Edward R. Muller to stand for election to the company's board of directors given that Mr. Baker and Dr. Gell-Mann were considering retiring as directors at the end of their terms and not standing for re-election at the annual meeting. The board of directors also elected Stephen Page lead independent director during this meeting.

        On August 16, 2013, Mr. Alibrandi and Mr. Conver spoke by telephone with Mr. Welling to inform him that the Nominating and Corporate Governance Committee appreciated his interest in serving on the board of directors and valued the time he has devoted to learning about the company, and his support as a stockholder. They advised Mr. Welling that the board of directors, after discussing Mr. Welling's candidacy with the Nominating and Corporate Governance Committee, ultimately concluded that the nomination of other candidates was in the best interests of stockholders because of the capabilities and experience that they would bring to the board of directors in areas critically important to the company's existing and future business. They reiterated the board of director's belief that executing the company's growth strategy and achieving market adoption of its new solutions would deliver the highest potential returns on the company's resources and be in the best interests of stockholders. They indicated their desire to continue to engage constructively with Mr. Welling and consider his input and ideas going forward.

        On August 17, 2013 and continuing through August 21, 2013, the company's advisors spoke with Mr. Welling about constructive options for his continued involvement with the company other than as a director.

        On August 22, 2013, the company filed preliminary proxy materials with the SEC relating to its solicitation of proxies in respect of the annual meeting.

        On August 27, 2013, the company received a letter from Mr. Welling responding to the board of directors' decision not to nominate him to stand for election as a member of the board of directors. In his letter, Mr. Welling expressed criticism of the board of directors' decision to nominate Mr. Burbage and Mr. Muller.

PROPOSAL NO. 1 ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS

        Our board of directors consists of seven members and is divided into three classes of directors serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and bylaws, our board of directors may fill existing vacancies on the board of directors by appointment.

        The term of office of the Class I directors will expire at the annual meeting. At the recommendation of the Nominating and Corporate Governance Committee, our board of directors proposes the election of the following nominees as directors. Of these nominees, Mr. Holland currently serves as a Class I director and was previously appointed by our board of directors. Mr. Burbage and Mr. Muller have been nominated to fill the Class I director seats previously held by Mr. Baker and Dr. Gell-Mann, who are retiring from the board and will not stand for re-election at the end of their current terms. Mr. Burbage and Mr. Muller were recommended by the Nominating and Corporate Governance Committee as nominees after an extensive search, which was conducted with the assistance of a third party search firm.

Charles Thomas Burbage
Charles R. Holland
Edward R. Muller

        Mr. Burbage, Mr. Holland and Mr. Muller have indicated their willingness to serve if elected. If any of Mr. Burbage, Mr. Holland or Mr. Muller becomes unable to serve or for good cause will not serve, the individuals named as proxies on the enclosed WHITE proxy card will vote the shares that they represent for the election of such other persons as the board may recommend, unless the board reduces the number of directors. There are currently two Class II directors, whose terms expire at the annual meeting of stockholders in 2014, and two Class III directors, whose terms expire at the annual meeting of stockholders in 2015.

        Unless otherwise instructed, the proxy holders will vote the WHITE proxies received by them for the nominees named above. If voting instructions are received, the proxy holders will vote the WHITE proxy cards received by them in accordance with the instructions received. If the nominees are unable to serve or for good cause will not serve as directors at the time of the annual meeting, the WHITE proxies will be voted for such other nominees as shall be designated by the then current board of directors to fill any vacancy. In no event may the proxy holders vote for the election of more than three nominees. We have no reason to believe that the nominees will be unable or unwilling to serve if elected as directors.

        The principal occupation and certain other information about the nominees, our other directors and our executive officers are set forth on the following pages.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE THE WHITE PROXY CARD "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' THREE NOMINEES LISTED ABOVE.

        Engaged Capital has notified the company of its intent to nominate a candidate for election as a director at the annual meeting. As a result, the election of directors is a contested election and there will be more nominees than available positions and directors will be elected on a plurality basis. In other words, the three candidates receiving the highest number of FOR votes will be elected.

Accordingly, signing any proxy card that may be sent to you by Engaged Capital in which you vote against Engaged Capital's nominee will revoke any previous vote you may have cast on the WHITE proxy card, and voting a WHITE proxy card in which you vote against any of the board's recommended nominees will revoke any previous vote you may have cast on any Engaged Capital proxy card.

        We believe that the director nominees proposed by our board of directors, with their breadth of relevant and diverse experience, are the most qualified candidates up for election at the annual meeting. Furthermore, our board of directors believes that the director nominees proposed by our board of directors would serve the interests of all of the company's stockholders better than the nominee proposed by one stockholder.

        We are not responsible for the accuracy of any information provided by or relating to Engaged Capital contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Engaged Capital or any other statements that Engaged Capital may otherwise make.

        Withholdings will be counted as present for the purposes of this vote but are not counted as votes cast. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

        The board does not endorse the Engaged Capital nominee and urges you not to sign or return any proxy card that may be sent to you by Engaged Capital. A withhold vote with respect to Engaged Capital's nominee on its proxy card is not the same as voting for our board's nominees, because a vote to "withhold" with respect to Engaged Capital's nominee on its proxy card will revoke any previous proxy submitted by you. If you have already voted using a proxy card sent to you by Engaged Capital, you have every right to change it and the board urges you to revoke that proxy and vote in favor of the board's nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

        If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885

PROPOSAL NO. 2 RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our board of directors has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending April 30, 2014. Ernst & Young LLP served as our independent registered public accounting firm in fiscal year 2013. The services provided to us by Ernst & Young LLP for the last two fiscal years are described under the caption "Audit-Related Matters—Fees Paid to Independent Auditors" below. Stockholder approval of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required. Our board believes that obtaining stockholder ratification of the selection of Ernst & Young LLP is a sound governance practice. If the stockholders do not vote on an advisory basis in favor of Ernst & Young LLP, the Audit Committee will reconsider whether to hire the firm and may retain Ernst & Young LLP or hire another firm without resubmitting the matter for stockholders to approve. The Audit Committee retains the discretion at any time to appoint a different independent registered public accounting firm.

        Representatives of Ernst & Young LLP are expected to be available at the annual meeting to respond to appropriate questions and to make a statement if they desire.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR THE RATIFICATION OF SELECTION OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE OFFICERS AND DIRECTORS

        The following table sets forth certain information as of August 31, 2013 about our executive officers, continuing directors, and the persons nominated for election at the annual meeting.

Name	Age	Position (Current Class of Director)	Year Current Term as Director Expires
Nominees for Class I Director:
Charles Thomas Burbage	65	Nominee for director (Class I)
Charles R. Holland	67	Director (Class I)	2013
Edward R. Muller	61	Nominee for director (Class I)
Continuing Directors:
Joseph F. Alibrandi(1)(2)(3)	84	Director (Class II)	2014
Timothy E. Conver(4)	69	President, Chief Executive Officer, Chairman and Director (Class III)	2015
Arnold L. Fishman(1)(2)(3)(4)	68	Director (Class III)	2015
Stephen F. Page(1)(2)(3)	73	Director (Class II) and Lead Independent Director	2014
Other Executive Officers:
Jikun Kim	49	Senior Vice President and Chief Financial Officer
Tom Herring	53	Senior Vice President and Chief Operating Officer
Roy Minson	51	Senior Vice President and General Manager, Unmanned Aircraft Systems
Wahid Nawabi	44	Senior Vice President and General Manager, Efficient Energy Systems
Cathleen S. Cline	54	Senior Vice President of Administration

(1)
Member of the Audit Committee.
(2)
Member of the Compensation Committee.
(3)
Member of the Nominating and Corporate Governance Committee.
(4)
Member of the Executive Committee.

        The principal occupations and positions for at least the past five years of our directors, including the director nominees, are as follows:

Class I Nominees for Election to the Board of Directors for a Three-Year Term Expiring in 2016

Charles Thomas (Tom) Burbage, nominated for director in 2013

        Mr. Burbage retired from Lockheed Martin Aeronautics Company in April 2013 after a distinguished 33 year career, during which he served most recently as Executive Vice President and General Manager, Joint Strike Fighter Program from 2000 to 2013. During his tenure at Lockheed Martin, Mr. Burbage also served as President of the company's LM Aeronautical Systems division from 1999 to 2000, leading the restructuring of that division prior to its consolidation in 2000. Mr. Burbage previously served on active duty in the U.S. Navy as a Naval Aviator and recorded more than 3,000 flight hours in 38 types of military aircraft before retiring as a Captain in the Naval Reserve in 1994. Mr. Burbage has received numerous industry awards, including, the inaugural Award for Ethical Leadership from the U.S. Naval Academy/Harvard Business Review in 2007; the Leadership in Aerospace Award from the Society of Automotive Engineers in 2006; the Donald C. Burnham Award from the Society of Manufacturing Engineers; the Silver Knight Award from the National Management Association; three Laurels Awards from Aviation Week magazine and the Aerospace Industry Personality of the Year Award for 2002 from Flight International magazine. He is a member of the Society of Experimental Test Pilots and is a Fellow of the Royal Aeronautical Society in the United Kingdom. Mr. Burbage received a B.S. in aerospace engineering from the U.S. Naval Academy and holds an M.S. in aeronautical systems from the University of West Florida and an M.B.A. from the University of California, Los Angeles.

  Mr. Burbage would provide the board of directors with valuable perspective and experience on aerospace program development, management, international marketing and global operations, complex program management, business scaling and Washington D.C. operations.

Charles R. Holland, director since 2004

        Mr. Holland retired as Commander, Headquarters U.S. Special Operations Command, or USSOCOM, in November 2003 and currently serves as an independent consultant for various entities. Mr. Holland has been a consultant to AeroVironment since February 2004. Prior to his retirement, Mr. Holland was responsible for all special operations forces of the Army, Navy and Air Force, both active duty and reserve. Mr. Holland entered the United States Air Force in 1968. He has commanded a squadron, two Air Force wings, served as Deputy Commanding General of the Joint Special Operations Command, and was Commander of the Special Operations Command, Pacific. Prior to commanding USSOCOM, he commanded the Air Force Special Operations and was the Vice Commander of U.S. Air Forces in Europe. Mr. Holland serves on the board of directors of SELEX Galileo, Inc., Augusta Westland N.A. Inc., Tenax Aerospace, Protonex Technology Corporation, and the charitable organization Special Operations Warrior Foundation, and as an advisor to Cubic Defense Applications Incorporated, General Atomics Technologies Corporation, and Camber Corporation. Mr. Holland has a B.S. in aeronautical engineering from the U.S. Air Force Academy, an M.S. in business management from Troy State University (W. Germany) and an M.S. in astronautical engineering from the Air Force Institute of Technology.

  Mr. Holland brings to the board of directors his perspective and expertise as both a warfighter and senior military commander. He also provides critical insight into the needs and demands of our Unmanned Aircraft System, or UAS, customers as well as the procurement process of our principal customer, the U.S. Department of Defense.

Edward Muller, nominated for director in 2013

        Mr Muller has served as Vice Chairman of NRG Energy, Inc., or NRG, a U.S. based energy production and distribution company since December 2012. Prior to the merger in 2012 of NRG and GenOn Energy Inc., or GenOn, he served as the chairman and chief executive of GenOn, which also produced and sold electricity in the United States. From 2005 to 2010, he was chairman and chief executive of Mirant Corporation, which produced and sold electricity in the United States and internationally. Previously, Mr. Muller served as president and chief executive officer of Edison Mission Energy until 2000, which had major international activities. Mr. Muller previously was vice president, chief financial officer, general counsel and secretary of Whittaker Corp., a Los Angeles-based conglomerate with activities in aerospace, chemicals, healthcare and metals. Mr. Muller serves as a director of Transocean Ltd., an offshore oil and gas driller, and previously served as a director of Contact Energy, Ltd., Edison Mission Energy, Interval, Inc., Oasis Residential, Inc., Ormat Technologies, Inc., RealEnergy, Inc., RigNet Inc., Strategic Data Corp., The Keith Companies, Inc., and

Whittaker Corp. He is a member of the Council on Foreign Relations, the Pacific Council on International Policy and the Board of Trustees of the Riverview School (which he chaired for four years), and previously was Chairman of the U.S.-Philippines Business Committee and Co-Chairman of the International Energy Development Council. Mr. Muller received his undergraduate degree from Dartmouth College J.D. from Yale Law School.

  Mr. Muller would provide the board with an intimate understanding of the U.S and global electricity production and distribution industry in support of the company's electric vehicle strategy, international business operations, multi-product portfolio strategy and commercial applications for unmanned systems.

Class II Directors Whose Terms Will Expire in 2014

Joseph F. Alibrandi, director since 1999

        Mr. Alibrandi has served as the Chief Executive Officer of Alibrandi Associates, a money management firm, since 1999 and is the former Chairman and Chief Executive Officer of Whittaker Corporation, a leading designer and manufacturer of a broad range of fluid control devices and systems for both commercial and military aircraft, as well as various industrial applications. Mr. Alibrandi previously led Raytheon's missile systems business and has also served as a director of BancAmerica Corporation, Burlington Northern Santa Fe Corp., Jacobs Engineering, Catellus Development Corp., as Chairman of the Board of the Federal Reserve Bank of San Francisco, the International Policy Committee of the U.S. Chamber of Commerce, the California Business Roundtable's Task Force on Education and as Co-Chairman of President Reagan's Grace Commission. Mr. Alibrandi received a B.S. in mechanical engineering from Massachusetts Institute of Technology.

  Mr. Alibrandi brings to the board of directors extensive executive experience with global organizations, particularly in the aerospace and defense industry as well as significant operational, financial and corporate governance expertise.

Stephen F. Page, Lead Independent Director and director since 2013

        Mr. Page most recently served on the boards of directors and audit committees of Lowe's Companies, Inc., a home improvement retailer, from 2003 to 2012, PACCAR, Inc., one of the largest manufacturers of medium and heavy duty trucks in the world, from 2004 to 2012, and Liberty Mutual Holding Company Inc., one of the largest property and casualty insurance companies in the U.S., where he was lead director. He chaired the audit committees at PACCAR and Lowe's. As lead director at Liberty Mutual, Mr. Page chaired regularly scheduled executive sessions designed to ensure open consideration of all issues and acted as liaison between directors and the chairman. Mr. Page currently serves as a trustee of Mount St. Mary's College and the Catholic Education Foundation. He also has served on the board of trustees at Loyola Marymount University. Before retiring in 2004, Mr. Page served in many leadership roles at United Technologies Corporation, a company that provides high-technology products and services to the global aerospace and building systems industries, including director, vice chairman and chief financial officer, and president and chief executive officer of Otis Elevator, an $8 billion division of United Technologies. Prior to his leadership roles at United Technology, Mr. Page spent 20 years with Black & Decker Corporation, a manufacturer and marketer of power tools and accessories, first as general counsel for its McMullough Corporation subsidiary, then as treasurer, and finally as executive vice president and chief financial officer at the company's corporate headquarters in Towson, Maryland. Mr. Page holds a B.S. in business administration from Loyola Marymount University and a J.D. from Loyola Law School.

  Mr. Page provides the board of directors with broad and extensive executive management, corporate governance, financial analysis and management, and public company experience, in particular, as it relates to issues facing high-technology companies serving the aerospace and defense sector.

Class III Directors Whose Terms Will Expire in 2015

Timothy E. Conver, Chairman since 2007 and director since 1988

        Mr. Conver has served as our President since November 1990 and as our Chief Executive Officer since 1992. Prior to joining AeroVironment, Mr. Conver served as President of Whittaker Electronic Resources, a supplier of engineered products for military electronics and industrial instrumentation, for ten years. Mr. Conver is a graduate of the University of Montana and received his M.B.A. from the University of California, Los Angeles.

  Mr. Conver's knowledge of all aspects of our business and history and his extensive experience managing companies providing high-technology solutions to military industrial customers, combined with his drive for practical innovation and focus on current and future customer needs, position him well to serve as our Chairman, President and Chief Executive Officer.

Arnold L. Fishman, director since 1998

        Mr. Fishman is the Founder of Lieberman Research Worldwide, a leading market research firm in the western United States and Interviewing Service of America, a supplier of market survey services. Mr. Fishman has served as the Chairman of Lieberman Research Worldwide and Interviewing Service of America since 1979 and 1983, respectively. Mr. Fishman received his B.S. in psychology from Brooklyn College.

  Mr. Fishman brings to the board unique insight into purchasing behaviors and communications and their relationship to successful business decision-making. He also provides the experience of a serial entrepreneur who formed multiple businesses and led them through significant growth and has experience scaling operations to support that growth.

Other Executive Officers

        Jikun Kim was appointed as Senior Vice President and Chief Financial Officer in 2010. Prior to assuming his current role, Mr. Kim served as Interim Chief Financial Officer after joining the company as Vice President and Controller in June 2009. Prior to joining AeroVironment, Mr. Kim served with Raytheon Company, a defense contractor, for more than eight years, most recently as Chief Financial Officer of Raytheon Vision Systems. Raytheon Vision Systems is a world leader in infrared detector technology focused on design and manufacturing infrared detectors for space, tactical and airborne infrared sensors. Mr. Kim received an M.B.A. from Columbia Business School, an M.S. in electrical engineering from the University of California at Los Angeles and a B.S. in electrical engineering from the University of California at Berkeley.

        Tom Herring was appointed as Chief Operating Officer in May 2012 after serving as Senior Vice President and General Manager, Unmanned Aircraft Systems, for two years beginning in March 2010. Mr. Herring previously served as Vice President, Strategy for the same business from November 2008 to December 2009 and then as Vice President, Business Development through March 2010. Prior to joining AeroVironment, Mr. Herring worked for 27 years with BAE Systems, a global company engaged in the development, delivery and support of advanced defense, security and aerospace systems, in a succession of positions of increasing responsibility, most recently as Vice President and General Manager of Integrated Solutions, a BAE Systems business unit with approximately $150 million in annual revenues and approximately 300 employees. Mr. Herring received a B.B.A. from Hofstra University and an M.B.A. from Pepperdine University.

        Roy Minson was appointed as Senior Vice President and General Manager, Unmanned Aircraft Systems, in May 2012, and previously served as Vice President of Business Development and Deputy General Manager, Unmanned Aircraft Systems, since April 2010. Prior to joining AeroVironment, Mr. Minson served as Vice President and Operations Manager for a research and development business within the Tactical Systems and Solutions division of SAIC, a defense contractor, for five years, where he was responsible for transitioning products and solutions. Mr. Minson received a B.S. in industrial technology from Southern Illinois University, Carbondale, and an M.B.A. from University of Redlands.

        Wahid Nawabi has served as Senior Vice President and General Manager, Efficient Energy Systems since December 2011. Prior to joining AeroVironment, Mr. Nawabi served as Vice President, Global Sales of Altergy Systems, a designer and manufacturer of fuel cell power systems, from March 2010 through November 2011, and as Vice President, Americas, and Vice President, Global Sales for C&D Technologies, a producer and marketer of electrical power storage and conversion products, from February 2009 through March 2010. Prior to joining C&D Technologies, Mr. Nawabi worked for 16 years with American Power Conversion. a provider of power protection products and services, in a succession of positions of increasing responsibility, most recently as Vice President, Enterprise Segment, North America and Canada. Mr. Nawabi has a B.S. in electrical engineering from the University of Maryland, College Park.

        Cathleen S. Cline has served as Senior Vice President of Administration since 2008 after serving as Vice President of Administration since 1991. Prior to joining AeroVironment, Ms. Cline was the Human Resources Manager at both Whittaker Electronic Resources and the law firm of O'Melveny & Myers LLP. Ms. Cline has a B.S. in psychology and a B.S. in business management from the University of Oregon.

        In addition to the information set forth above, Annex A sets forth information relating to our directors, nominees for directors and certain of our officers and employees who are considered "participants" in our solicitation under the rules of the SEC by reason of their position as directors of the company, as nominees for directors or because they may be soliciting proxies on our behalf.

THE BOARD OF DIRECTORS AND GOVERNANCE MATTERS

        Our business affairs are managed under the direction of our board of directors. Directors meet their responsibilities by participating in meetings of the board and board committees on which they sit, by communicating with our Chief Executive Officer and other officers, by reviewing materials provided to them and by visiting our offices and manufacturing locations.

        During our fiscal year ended April 30, 2013, the board of directors met eight times, including six regularly scheduled meetings and two special meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the board and the total number of meetings of committees on which he served.

        We encourage, but do not require, our board members to attend the annual meeting of stockholders. Last year, two of our directors attended the annual meeting. This year we moved the annual meeting to a date that enables all directors to attend.

Governance

        Our board of directors adheres to governance principles designed to assure the continued vitality of the board and excellence in the execution of its duties. In December 2006, in preparation for our initial public offering, the board adopted a set of corporate governance guidelines reflecting these principles, including the policies with respect to: (a) requiring a majority of independent directors; (b) identification of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment; and (c) regularly scheduled executive sessions, including a requirement for sessions of non-management directors, without management, at least twice per year and at least one executive session of independent directors per year. Our non-management directors and our independent directors each met five times for executive sessions during fiscal year 2013.

        Stockholders and other interested parties who wish to communicate with our non-management directors should send their correspondence to: AeroVironment Non-Management Directors, c/o AeroVironment Nominating and Corporate Governance Committee, AeroVironment, Inc., 181 W. Huntington Dr., Suite 202, Monrovia, California 91016.

        Our corporate governance guidelines reflect our principles on corporate governance matters. These guidelines are available at http://investor.avinc.com and are available in print to any stockholder who requests them.

Board Leadership Structure & Composition

        Our Nominating and Corporate Governance Committee is responsible for leading the search for qualified individuals for election as directors to ensure the board has the right mix of skills, expertise and background. The Nominating and Corporate Governance Committee may at its discretion retain an outside director candidate search consultant. Such a consultant will seek out candidates who have the experiences, skills, and characteristics that the Nominating and Corporate Governance Committee has determined are necessary to serve as a member of the company's board of directors. All directors and nominees must demonstrate personal and professional integrity, ethics, values and practical and mature business judgment. The board believes that the following qualifications, all of which are present on our current board of directors, are required to ensure the continued vitality of the board and excellence in the execution of its duties in support of the company's growth strategy: chief executive officer, president or general manager of a public or large private company; experience as a director of a public company, extensive knowledge of the company's business or experience in one or more industries in which we compete, including aerospace and defense, alternative energy, automotive or industrials; global and international business experience; strategic development activities, including mergers and acquisitions and partnerships; experience in marketing, engineering, technology and innovation, operations, supply chain and manufacturing, and legal; and a high degree of financial literacy. In identifying potential director candidates, the committee and the board also focus on ensuring that the board reflects a diversity of experiences, backgrounds and individuals. Although the board does not have a formal diversity policy, as part of its evaluation of potential director candidates and in addition to other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the board of directors, the committee considers whether each candidate, if elected, would assist in achieving a diversity of expertise and experience in substantive matters pertaining to our business relative to other board members. The Nominating and Corporate Governance Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director.

        Our board is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major companies with operations inside and outside the United States, as well as experience on other companies' boards, which provides an understanding of different business processes, challenges and strategies. Other directors have experience as leaders of significant academic and research institutions which brings unique perspectives to the board and provides insight into the issues we face. The board also includes a director with high level military leadership experience which provides the board with an understanding and perspective of an important customer.

        The committee and the board believe that the above-mentioned qualifications, along with the leadership skills and other experiences of its board members described under "Executive Officers and Directors" above, provide us with the perspectives and judgment necessary to guide our strategies and monitor their execution.

        Under our Corporate Governance Guidelines, our board of directors annually reviews the financial and other relationships between the non-management directors and the company as part of its annual assessment of director independence. The Nominating and Corporate Governance Committee makes recommendations to the board about the independence of non-management directors, and the board determines whether those directors are independent. The board uses the definition of independence under Nasdaq listing standards when determining whether its members are independent. Applying those standards, the board has determined that each of the following non-management directors is independent: Joseph F. Alibrandi, Kenneth R. Baker, Arnold L. Fishman, Murray Gell-Mann and Stephen F. Page, and that Charles Thomas Burbage and Edward R. Muller are also independent. The board has determined that Charles R. Holland does not qualify as an independent director because of the payments he receives from his consulting role with the company. As a result, Mr. Holland does not participate on any committee of the board or in executive sessions of the independent directors. Otherwise, Mr. Holland continues to participate fully in the board's activities and to provide valuable expertise and advice. Timothy E. Conver is not an independent director because he serves as our Chief Executive Officer and President.

  Chairman and Chief Executive Officer

        At present, Mr. Conver serves as our Chairman, Chief Executive Officer and President. Mr. Conver took on the role of Chairman upon the retirement of our founder and former Chairman, Dr. Paul MacCready, in August 2007. The board currently has five independent directors and believes that this leadership structure, coupled with a lead independent director position, is effective for the company. The Nominating and Corporate Governance Committee conducts an annual assessment of our corporate governance structures and processes, which includes a review of our board leadership structure and whether combining or separating the roles of Chairman and Chief Executive Officer is in the best interests of our stockholders. At present, our board believes that it is in the stockholders' best interests for the Chief Executive Officer to also serve as Chairman of the Board. The board believes that the combined Chairman and Chief Executive Officer provides a single leader who is understood by our employees, customers, business partners and stockholders as providing strong leadership for the company. This leadership structure enhances our ability and agility to manage the resources and focus required to implement our complex business strategy in fast-moving emerging markets. In addition, the board believes that Mr. Conver's interest as a significant stockholder is strongly aligned with his fiduciary duty as a director and Chairman of the Board.

  Lead Independent Director

        The board has instituted the lead independent director position to provide an additional measure of balance, ensure the board's independence, and enhance its ability to fulfill its management oversight responsibilities. Mr. Stephen F. Page currently serves as the lead independent director. The lead independent director:

  •
  presides at all meetings of the board or stockholders at which the Chairman of the Board is not present;

  •
  serves as a liaison on board-related issues between the Chairman of the Board and the independent directors;

  •
  reviews and provides input to the Chairman of the Board regarding the nature, scope and timeliness of information that management provides to the board;

  •
  reviews and provides input to the Chairman of the Board regarding the agendas for board meetings and the annual schedule of board meetings;

  •
  approves meeting schedules to help ensure that sufficient time is allocated for discussion of agenda items;

  •
  is available for consultation and communication with significant stockholders, as requested;

  •
  presides at meetings of the independent directors and apprises the Chairman of the Board of the issues discussed, as appropriate; and

  •
  performs such other duties as the board may from time to time delegate.

        The board believes that having a combined Chairman and Chief Executive Officer, coupled with a substantial majority of independent, experienced directors who evaluate the board and themselves at least annually, including a lead independent director with specified responsibilities on behalf of the independent directors, provides the right leadership structure for the company.

        Each year, the board will designate an independent director to serve as the lead independent director on the board. The designation of a lead independent director is for a one-year term and a lead independent director may be eligible for re-election at the end of that term. Designation as such does not impose on the lead independent director any obligations or standards greater than or different from those of the company's other directors.

Role in Risk Oversight

        Our board of directors is responsible for overseeing our risk management. The board delegates many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing with management the company's policies with respect to risk assessment and risk management. The committee is chartered to discuss with management our significant risk exposures and the actions management has taken to limit, monitor or control such exposures. In addition to the Audit Committee's work in overseeing risk management, our full board engages in discussions of the most significant risks that we face and how these risks are being managed.

Committees of the Board

        Our board of directors has established four committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. Our board of directors may establish other committees to facilitate the management of our business. All of the members of each of these standing committees other than the Executive Committee meet the criteria for independence prescribed by the SEC and Nasdaq.

        Current membership of each committee is as follows, with committee chairpersons listed first.

Audit Committee	Nominating and Corporate Governance Committee
Joseph F. Alibrandi	Murray Gell-Mann
Kenneth R. Baker	Joseph F. Alibrandi
Arnold L. Fishman	Kenneth R. Baker
Murray Gell-Mann	Arnold L. Fishman
Stephen F. Page	Stephen F. Page

Compensation Committee	Executive Committee
Arnold L. Fishman	Arnold L. Fishman
Joseph F. Alibrandi	Timothy E. Conver
Kenneth R. Baker
Murray Gell-Mann
Stephen F. Page

        Audit Committee.    The board has determined that Mr. Alibrandi qualifies as an audit committee financial expert as defined by the rules of the SEC. Our Audit Committee's main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. This committee's responsibilities include:

  •
  selecting and hiring our independent registered public accounting firm;

  •
  evaluating the qualifications, independence and performance of our independent registered public accounting firm;

  •
  reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

  •
  reviewing the design, adequacy, implementation and effectiveness of our internal controls established for finance, accounting, legal compliance and ethics;

  •
  reviewing the design, adequacy, implementation and effectiveness of our critical accounting and financial policies;

  •
  overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

  •
  reviewing with management and our independent registered public accounting firm our annual and quarterly financial statements;

  •
  reviewing with management and our independent registered public accounting firm any earnings announcements or other public announcements concerning our operating results;

  •
  establishing procedures for the receipt, retention and treatment of complaints (including procedures for receiving and handling complaints on a confidential and anonymous basis)

    regarding accounting, internal accounting controls or auditing matters, including employee concerns regarding questionable accounting or auditing matters;

  •
  preparing the audit committee report that the SEC requires in our annual proxy statements; and

  •
  reviewing and approving any related party transactions.

        The Audit Committee held five meetings in fiscal year 2013. The board of directors has adopted a written charter for the Audit Committee, which is available via our website at http://investor.avinc.com. The information contained on our website is not incorporated by reference into, and does not form a part of, this proxy statement.

        The code of business conduct and ethics, or code of conduct, is our code of ethics for directors, executive officers and employees. Any amendment to the code of conduct that applies to our directors or executive officers may be made only by the board or a board committee and will be disclosed on our website. The code of conduct is available at http://investor.avinc.com. The Audit Committee charter and the code of conduct are also available in print to any stockholder who requests them.

        Compensation Committee.    Our Compensation Committee's purpose is to assist our board of directors in determining the development plans and compensation for our senior management and directors and recommend these plans to our board. The Compensation Committee of our board is comprised of three independent directors. The Compensation Committee's responsibilities with respect to executive compensation are:

  •
  to review our compensation philosophy;

  •
  to review and recommend to the board corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluate the performance of our Chief Executive Officer in light of those goals and objectives and review and recommend to the board the compensation of our Chief Executive Officer (unless such decisions require approval by our Compensation Committee to the extent such compensation is intended to be qualified performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code);

  •
  to review and approve all compensation of our executive officers and all other officers subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act;

  •
  to review all executive officers' employment agreements and severance arrangements;

  •
  to review all annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans;

  •
  to review and approve the Compensation Discussion and Analysis contained in this proxy statement; and

  •
  to review and approve executive officer indemnification and insurance matters.

        In addition, the Compensation Committee is responsible for the general administration of all executive compensation plans, including:

  •
  setting performance goals for our executive officers and reviewing their performance against these goals;

  •
  approving all amendments to, and terminations of, all compensation plans and any awards under such plans;

  •
  granting awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers; and

  •
  making recommendations to the board with respect to awards for directors under our equity incentive plans.

        In addition, the Compensation Committee has the sole authority, in accordance with applicable securities laws, rules and regulations and Nasdaq listing standards, to retain and/or replace, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee is responsible for the appointment, compensation and oversight of the work of any compensation advisors retained by the Compensation Committee. Subject to any exceptions under the Nasdaq listing standards, prior to selection and engagement of any compensation advisor, the Compensation Committee will undertake an analysis of the independence of each such compensation advisor under the independence factors specified in the applicable requirements of the Exchange Act and the Nasdaq listing standards. The company will provide for appropriate funding, as determined by the Compensation Committee in its sole discretion, for payment of compensation to any compensation advisors retained by the Compensation Committee.

        The Compensation Committee held seven meetings in fiscal year 2013. The board of directors has adopted a written charter for the Compensation Committee, which is available via our website at http://investor.avinc.com. The charter is also available in print to any stockholder who requests it.

  Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee in fiscal year 2013 were Arnold F. Fishman, Joseph F. Alibrandi, Kenneth R. Baker and Murray Gell-Mann. None of the current or proposed members of our Compensation Committee at any time has been one of our executive officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

        Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee's purpose is to assist our board by identifying individuals qualified to become members of our board of directors, consistent with criteria set by our board, and to develop our corporate governance principles. This committee's responsibilities include:

  •
  evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

  •
  administering a policy for considering stockholder nominees for election to our board of directors;

  •
  evaluating and recommending candidates for election to our board of directors;

  •
  overseeing our board of directors' performance and self-evaluation process; and

  •
  reviewing our corporate governance principles and providing recommendations to the board regarding possible changes.

        Our board of directors believes that it should be composed of directors with varied, complementary backgrounds and that directors should, at a minimum, have expertise that may be useful to the company. Directors should also possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to our business.

        When evaluating candidates for directors, the Nominating and Corporate Governance Committee takes into account the degree to which a candidate fulfills the criteria contained in the Corporate Governance Guidelines and other factors consistent with those guidelines, including the following:

  •
  independence from management;

  •
  personal and professional integrity, ethics and values;

  •
  practical and mature business judgment;

  •
  experience as chief executive officer, president or general manager of a public or large private company;

  •
  extensive knowledge of the company's business or experience in one or more industries in which we compete, including aerospace and defense, alternative energy, automotive or industrials;

  •
  global and international experience;

  •
  strategic development activities, including mergers and acquisitions and partnerships;

  •
  experience in marketing, engineering, technology and innovation, operations, supply chain and manufacturing, and legal;

  •
  a high degree of financial literacy;

  •
  experience as a board member of another publicly-held company;

  •
  diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

  •
  the size and composition of the existing board of directors.

        The Nominating and Corporate Governance Committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to the Corporate Secretary and include:

  •
  a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

  •
  the name of and contact information for the candidate;

  •
  a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

  •
  with respect to each of the proposing stockholder and the candidate, the class and number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record;

  •
  with respect to each of the proposing stockholder and the candidate, any derivative, swap or other transaction, or series of transactions, the purpose or effect of which is to give such party economic risk similar to ownership of shares of our capital stock;

  •
  with respect to each of the proposing stockholder and the candidate, any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any of our shares of capital stock;

  •
  with respect to each of the proposing stockholder and the candidate, any agreement, arrangement, understanding or relationship engaged in, directly or indirectly, to reduce the level of risk of loss to, or increase or decrease the voting power of, such party with respect to our shares of capital stock, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of our shares of capital stock;

  •
  with respect to the proposing stockholder and the candidate, any rights to dividends on any of our shares of capital stock owned beneficially by such party that are separated from our underlying shares of capital stock;

  •
  with respect to each of the proposing stockholder and the candidate, opportunity to profit from, or any performance-related fees such party is entitled to based on the increase or decrease in the value of any of our shares of capital stock;

  •
  all information relating to the proposing stockholder and the candidate that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

  •
  a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the proposing stockholder, on the one hand, and the candidate, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K promulgated under the Exchange Act if such proposing stockholder were the "registrant" for purposes of such rule and the candidate were a director or executive officer of such registrant; and

  •
  a completed and signed questionnaire, representation and agreement with respect to the candidate's background, any voting commitments or compensation arrangements and the candidate's commitment to abide by our corporate governance guidelines.

        In addition, we may require any candidate to furnish such other information as may reasonably be required by us to determine the eligibility of such candidate to serve as an independent director in accordance with our corporate governance guidelines or that could be material to a reasonable stockholder's understanding of the independence or lack of independence of such candidate.

        Before nominating a sitting director for re-election at an annual meeting, the Nominating and Corporate Governance Committee will consider:

  •
  the director's performance on the board of directors; and

  •
  whether the director's re-election would be consistent with our governance guidelines.

        The Nominating and Corporate Governance Committee held five meetings in fiscal year 2013. The board of directors has adopted a written charter for the committee, which is available via our website at http://investor.avinc.com. The charter is also available in print to any stockholder who requests it.

        Executive Committee.    Our Executive Committee's purpose is to exercise the powers of the board of directors when the board is not in session, subject to specific restrictions as to powers retained by the full board of directors or delegated to other committees of the board of directors. Powers retained by the full board of directors include those relating to amendments to our certificate of incorporation and bylaws, mergers, consolidations and sales or exchanges involving substantially all of our assets.

        The Executive Committee held no meetings in fiscal year 2013. The board of directors has adopted a written charter for the Executive Committee, which is available via our website at http://investor.avinc.com. The charter is also available in print to any stockholder who requests it.

DIRECTOR COMPENSATION

Compensation of Non-Employee Directors

        The general policy of our board of directors is that compensation for non-employee directors should be a mix of cash and equity-based compensation. We do not pay management directors for board service in addition to their regular employee compensation. Our Compensation Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The board of directors reviews the Compensation Committee's recommendations and determines the amount of director compensation.

        Our human resources department and Chief Executive Officer support the board of directors and the Compensation Committee in setting director compensation and creating director compensation programs. In addition, the board of directors and the Compensation Committee are empowered to engage the services of outside advisors, experts and others to assist them directly.

        In January 2012 our human resources department engaged Compensia, Inc., a national compensation consulting firm, to assist the Compensation Committee in its review of director compensation and provide director compensation data compiled from the annual reports and proxy statements of companies generally considered comparable to us as determined by the Compensation Committee. The fiscal year 2013 peer group for director compensation purposes consisted of the following companies:

American Science & Engineering	HEICO Corporation
Astronics Corporation	II-IV Incorporated
Cbeyond, Inc.	iRobot Corporation
Ceradyne, Inc.	KVH Industries, Inc.
DigitalGlobe, Inc.	LMI Aerospace, Inc.
Ducommun	NCI, Inc.
GenCorp	ViaSat, Inc.
GeoEye, Inc.

        Our Compensation Committee completed a review of non-employee director compensation. Based on the Compensation Committee's recommendation, effective July 29, 2012, the annual cash retainer for board membership of non-employee directors was increased by our board of directors from $40,000 to $45,000, but all other board compensation remained unchanged from previous levels:

Director Responsibilities	Annual Retainer
Board Members	$45,000
Lead Independent Director	$10,000
Chair of Audit Committee	$15,000
Audit Committee Member (not including Chair)	$5,000
Chair of Nominating and Corporate Governance Committee	$5,000
Nominating and Corporate Governance Committee Member (not including Chair)	$2,500
Chair of Compensation Committee	$8,000
Compensation Committee Member (not including Chair)	$4,000

        Annual retainer amounts are paid in four equal annual installments at the beginning of each of our fiscal quarters if the individual is still serving as a director at such time.

        We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending board or committee meetings.

        Our current practice is to consider granting each non-employee director stock options upon their initial election or appointment to the board of directors, and annually, as recommended by our Compensation Committee. Directors' options vest in equal annual installments over a five-year period from the date of grant. Vesting accelerates upon the director's death or disability. Based on the Compensation Committee's review and recommendation regarding non-employee director compensation, at its April 22, 2013 meeting, the board adopted a policy of providing new directors elected or appointed to the board with new director equity awards. New directors can choose the form in which they will receive their new director equity award from the following choices: (i) options to purchase 35,000 shares of the company's common stock, or (ii) options to purchase 25,000 shares of common stock plus restricted stock awards representing 7,500 shares. The stock options and restricted stock awards will vest in five equal installments beginning on the first anniversary of the date of grant.

Fiscal Year 2013 Non-Employee Director Compensation Table

        The following table identifies the compensation paid during fiscal year 2013 to each person who is currently a non-employee director.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Restricted Stock Awards(1) ($)	All Other Compensation ($)		Total ($)
Joseph F. Alibrandi	65,250	90,290	18,070	—		173,610
Kenneth R. Baker(2)	55,250	90,290	18,070	—		163,610
Arnold L. Fishman	59,250	90,290	18,070	—		167,610
Murray Gell-Mann(2)	57,750	90,290	18,070	—		166,110
Charles R. Holland	43,750	90,290	18,070	172,000	(3)	324,110
Stephen F. Page	—	163,600	139,275	—		302,875

(1)
The value of the stock option and restricted stock awards equals their grant date fair value as computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 with respect to options and restricted stock awarded to directors during fiscal year 2013. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Note 8 to the financial statements included in our annual report on Form 10-K for our 2013 fiscal year, as filed with the SEC.

(2)
Dr. Gell-Mann and Mr. Baker are both retiring as directors at the end of their terms and are not standing for re-election at the annual meeting.

(3)
Consists of consulting fees received by Mr. Holland. See "Certain Transactions and Relationships" below for full description of Mr. Holland's consulting relationship.

        The non-employee members of our board who held such positions on April 30, 2013 held the following aggregate number of unexercised options as of such date:

Name	Number of Securities Underlying Unexercised Options
Joseph F. Alibrandi	26,315
Kenneth R. Baker(1)	25,515
Arnold L. Fishman	23,500
Murray Gell-Mann(1)	29,130
Charles R. Holland	72,764
Stephen F. Page	20,000

(1)
Dr. Gell-Mann and Mr. Baker are both retiring as directors at the end of their terms and are not standing for re-election at the annual meeting.

        The non-employee members of our board who held such positions on April 30, 2013 held the following aggregate number of shares of unvested restricted stock as of such date:

Name	Number of Securities Underlying Unvested Restricted Stock
Joseph F. Alibrandi	1,000
Kenneth R. Baker(1)	1,000
Arnold L. Fishman	1,000
Murray Gell-Mann(1)	1,000
Charles R. Holland	1,000
Stephen F. Page	7,500

(1)
Dr. Gell-Mann and Mr. Baker are both retiring as directors at the end of their terms and are not standing for re-election at the annual meeting.

        The following table provides a breakdown of fees earned or paid in cash during fiscal year 2013.

Name	Annual Retainers ($)	Committee Chair Retainer Fees ($)	Committee Member Fees ($)	Total Fees ($)
Joseph F. Alibrandi	43,750	15,000	6,500	65,250
Kenneth R. Baker(1)	43,750	—	11,500	55,250
Arnold L. Fishman	43,750	8,000	7,500	59,250
Murray Gell-Mann(1)	43,750	5,000	9,000	57,750
Charles R. Holland	43,750	—	—	43,750
Stephen F. Page	—	—	—	—

(1)
Dr. Gell-Mann and Mr. Baker are both retiring as directors at the end of their terms and are not standing for re-election at the annual meeting.

Compensation Policies Applicable to Non-Employee Directors

Stock Ownership Guidelines for Non-Employee Directors

        In August 2013, our board of directors adopted stock ownership guidelines for our non-employee directors. Under the guidelines, each non-employee director is expected to, within five years of the later of August 6, 2013, or the date on which such person is appointed to the board, own shares of the company's common stock with a market value of no less than three times his or her current annual cash retainer for serving as a member of the board of directors, exclusive of chairperson, committee or meeting fees. Any shares of our common stock held by a member of our board of directors in margin accounts or pledged as collateral for a loan will not be considered for purposes of satisfying the ownership guidelines described above. The table below shows each non-employee director's equity ownership in the company as a multiple of his or her cash retainer and the minimum ownership level required pursuant to these guidelines for each of our non-employee directors as of September 6, 2013:

Name	Dollar Value of Equity Ownership as a Multiple of Annual Retainer ($)(1)		Minimum Ownership Level Required as a Multiple of Annual Retainer
Joseph F. Alibrandi	21	x	3x
Kenneth R. Baker(2)	7	x	3x
Arnold L. Fishman	156	x	3x
Murray Gell-Mann(2)	10	x	3x
Charles R. Holland	33	x	3x
Stephen F. Page	4	x	3x

(1)
Calculated by (a) multiplying the aggregate number of shares of common stock held by each director and the shares of common stock reserved for issuance upon exercise of stock options that are currently exercisable by each director by the closing price of $22.32 per share of our common stock on September 6, 2013 and (b) dividing the product of (a) by the amount of the annual retainer paid to non-employee directors.

(2)
Dr. Gell-Mann and Mr. Baker are both retiring as directors at the end of their terms and are not standing for re-election at the annual meeting.

Post-Vesting Stock Retention Guidelines

        The company has adopted post-vesting stock retention guidelines, which require non-employee directors to hold 50% of net after-tax shares issued upon the vesting of equity awards until their required stock ownership levels are achieved.

Insider Trading and Anti-Hedging Policies

        The company's insider trading policies contain stringent restrictions on transactions in company stock by non-employee directors. All trades by non-employee directors must be pre-cleared. Furthermore, no member of our board of directors may use any strategies or products (including derivative securities, such as put or call options, or short-selling techniques) to hedge against potential changes in the value of our common stock.

        Stock ownership and retention guidelines and anti-hedging policies for our executive officers, including Mr. Conver, are described below under "Executive Compensation and Other Information—Compensation Discussion and Analysis—Stock Ownership Guidelines for Executive Officers."

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Committee Report

        The Compensation Committee of our board of directors is primarily responsible for determining the annual salaries and other compensation of our executive officers and administering our equity compensation plans. The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis of the 2013 proxy statement. Based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in our annual report filed on Form 10-K and this proxy statement.

                            Compensation Committee
                            Arnold L. Fishman
                            Joseph F. Alibrandi
                            Kenneth R. Baker
                            Murray Gell-Mann

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for:

  •
  Timothy E. Conver, the Chairman of our Board of Directors, President and Chief Executive Officer;

  •
  Jikun Kim, our Senior Vice President and Chief Financial Officer;

  •
  Tom Herring, our Senior Vice President and Chief Operating Officer;

  •
  Roy Minson, our Senior Vice President and General Manager, Unmanned Aircraft Systems; and

  •
  Wahid Nawabi, our Senior Vice President and General Manager, Efficient Energy Systems.

        We refer to these executive officers collectively in this Compensation Discussion and Analysis as the "Named Executive Officers."

        Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the Compensation Committee arrived at specific compensation policies and decisions involving our Named Executive Officers during fiscal year 2013.

Executive Summary

        Our executive compensation program is designed to support our business goals and objectives by providing a link between the total compensation opportunities for our executive officers, including the Named Executive Officers, and the creation of long-term stockholder value. In line with this philosophy, compensation awarded to our Named Executive Officers for fiscal year 2013 reflected our financial and strategic results and overall compensation philosophy. We also adopted several policies in August 2013 to bolster our other existing compensation "best practices," including a compensation recovery policy, executive and non-employee director stock ownership and stock retention guidelines and anti-hedging policies.

        Fiscal Year 2013 Financial Results:    Our key fiscal year 2013 financial results were as follows:

Financial Measure	Fiscal Year 2013	Fiscal Year 2012	Increase or (Decrease) (%)
Revenue:	$240.2 million	$325.0 million	(26)%
Revenue UAS:	$194.3 million	$273.7 million	(29)%
Revenue EES:	$45.9 million	$51.3 million	(11)%

Gross Margin:	$92.5 million	$129.3 million	(28)%
Gross Margin UAS:	$79.1 million	$116.1 million	(32)%
Gross Margin EES:	$13.5 million	$13.3 million	1%

  •
  Strategic Achievements:  Our key fiscal year 2013 strategic achievements were as follows:

  •
  Won fifth U.S. Department of Defense program of record for small UAS, the Army's $248 million ID/IQ contract.

  •
  Secured multiple new international awards for our small UAS, expanding global footprint and generating record international sales volume.

  •
  Fielded Switchblade for military use and supported initial deployment to position Switchblade for increasing demand.

  •
  Executed a strategic supplier relationship with, and investment in, CybAero AB and are developing a vertical take-off and landing, Tier 2 UAS platform.

  •
  Established new relationships with automotive original equipment manufacturers for our electric vehicle charging equipment and services, including becoming the exclusive home charging system and installation provider for Ford Motor Company.

  •
  Won exclusive distribution rights and preferred installation service provider status for Nissan DC Quick Chargers in the U.S. market.

  •
  Expanded network of DC fast charging systems to more than 40 along interstate 5 in Oregon and Washington State to support the "West Coast Electric Highway."

  •
  Won a $3.7 million award by the California Energy Commission to provide and install charging stations throughout California.

        Fiscal Year 2013 Compensation Determinations.    During fiscal year 2013, the Compensation Committee made the following compensation decisions:

  •
  Modest Base Salary Increases:  Our Named Executive Officers received modest base salary increases for fiscal year 2013, which increases were based on each executive's performance and a position-oriented analysis of peer group salaries, while Mr. Herring received a proportionately larger base salary increase as a result of his promotion to Chief Operating Officer in May 2012.

  •
  Continued Emphasis on Variable Compensation:  In fiscal year 2013, the Compensation Committee continued its practice of awarding the majority of total cash compensation to the Named Executive Officers in the form of variable compensation that is performance-based. Variable compensation is tied to the achievement of performance goals or stock price improvement and includes elements such as annual incentive bonuses, long-term incentive compensation and equity awards and aligns executive compensation with stockholder interests.

  •
  No Annual Bonuses for Fiscal Year 2013 Due to Performance Relative to Corporate Financial Goals:  We maintain a formulaic annual cash bonus plan tied to achievement of corporate financial, strategic and individual objectives. Based on our performance against our corporate financial objectives, our Named Executive Officers did not achieve any annual bonus payouts.

    •
    Continuation of Long-Term Incentive Compensation Program:  During fiscal year 2013, the Compensation Committee approved a long-term incentive award intended to reward the achievement of specified financial objectives over the three-year performance cycle comprised of fiscal years 2013, 2014 and 2015. If payouts are earned, they will be paid 50% in cash and 50% in restricted stock units. The restricted stock units will be subject to an additional two-year vesting period.

  •
  Key Compensation Governance Changes:  In August 2013, our board of directors adopted the following policies:

  •
  Clawback Policy:  We adopted a policy for recovering or "clawing back" incentive compensation of executive officers.

  •
  Executive Stock Ownership Guidelines and Post-Vesting Stock Retention Guidelines:  We adopted stock ownership and stock retention guidelines.

  •
  Other Compensation "Best Practices":

  •
  No Employment, Severance or Change in Control Agreements:  We do not have any employment, severance or change in control agreements with our Named Executive Officers.

  •
  No Tax Gross-Ups:  We do not provide tax gross-ups with regard to any compensation, benefit or perquisite paid by us to our Named Executive Officers.

  •
  Independent Compensation Consultant:  With regard to executive compensation matters, the Compensation Committee is advised by an independent compensation consultant.

  •
  Response to 2011 Say on Pay Vote:

  •
  In October 2011, we held a stockholder advisory vote on the compensation of our Named Executive Officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our Named Executive Officers, with over 98% of stockholder votes cast in favor of our 2011 say-on-pay resolution (excluding abstentions and broker non-votes). As we evaluated our compensation practices and talent needs since that time and during fiscal year 2013, we were mindful of the strong support our stockholders expressed for our compensation philosophy. As a result, following our annual review of our executive compensation philosophy, the Compensation Committee decided to generally retain our existing approach to executive compensation for our continuing executives, with an emphasis on short- and long-term incentive compensation that rewards our senior executives when they deliver value for our stockholders.

  •
  In addition, when determining how often to hold a stockholder advisory vote on executive compensation, the board of directors took into account the strong preference for a triennial vote expressed by our stockholders at our 2011 annual meeting. Accordingly, the board of directors determined that we will hold an advisory stockholder vote on the compensation of our Named Executive Officers every three years until the next say-on-pay frequency vote.

Objectives of our Executive Compensation Program

        Our executive compensation program is designed to support our business goals and objectives by providing a link between the total compensation opportunities for our executive officers, including the

Named Executive Officers, and the creation of long-term stockholder value. Specifically, our executive compensation program is designed to:

  •
  attract, motivate and retain superior talent;

  •
  ensure that compensation is commensurate with the company's performance and stockholder returns;

  •
  provide performance awards for the achievement of strategic objectives that are critical to our long-term growth; and

  •
  ensure that our executive officers have financial incentives to achieve substantial growth in stockholder value.

        Our compensation program is designed to achieve these objectives through a combination of the following types of compensation: base salary, annual cash incentive bonus awards, long-term incentive compensation payable in cash and restricted stock units for multi-year performance periods, equity awards and other employee benefits. Each of these compensation components serve our interests in different ways and represent a balance between different elements of compensation and differing time periods for different elements. A significant portion of the compensation provided to the Named Executive Officers is based on our performance and the performance of our stock price. This design approach helps align the interests of our executive officers with those of stockholders in seeing long-term increases in the value of our common stock. We have selected these compensation components to create a flexible pay package that reflects the long-term nature of our business and can reward both the short-term and long-term performance of the company and each individual Named Executive Officer. Each element of our executive compensation program is discussed in greater detail below.

Compensation-Setting Process

        The Compensation Committee is responsible for overseeing our executive compensation program, as well as determining and approving the ongoing compensation arrangements for our executive officers, including the Named Executive Officers.

        Generally, annual base salary adjustments for our executive officers are determined within the first quarter of each calendar year. Annual cash bonus payouts are made within 75 days of our fiscal year end to synchronize award determinations with the conclusion of our fiscal year and the review of fiscal year financial results. Historically, long-term incentive awards have been made at the discretion of the Compensation Committee. Compensation adjustments in connection with changes in duties and/or other material changes in the primary assumptions forming the basis of a compensation decision will continue to be made as required by circumstances throughout the fiscal year.

  Role of Our Chief Executive Officer

        Typically, our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of our executive officers (except with respect to his own compensation), including base salary levels, target annual cash bonus opportunities, bonus payouts under the prior fiscal year's annual bonus plan, and long-term incentive compensation levels, with the assistance of our Senior Vice President, Administration. He also provides recommendations for the corporate and business segment financial objectives and individual performance objectives used in our annual cash bonus plan and long-term incentive compensation program. He supports his recommendations with competitive market data developed by our human resources department and by reviewing the historical performance of each executive officer with the Compensation Committee. Although the Compensation Committee carefully considers the recommendations of our Chief Executive Officer when determining the compensation of our executive officers, it bases its decisions on the collective judgment of its members after considering the input of its compensation consultant and any relevant supporting data.

        While our Chief Executive Officer attends meetings of the Compensation Committee, the committee meets outside the presence of our Chief Executive Officer when discussing his compensation. Decisions with respect to our Chief Executive Officer's compensation are made by the Compensation Committee, subject to the approval of the independent members of our board of directors (unless such decisions require approval by our Compensation Committee to the extent such compensation is intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code).

        The Compensation Committee may delegate and grant authority to our Chief Executive Officer and/or a committee of executive officers to grant awards under the company's equity incentive plan to the employees holding positions below the level of Vice President.

  Role of Compensation Consultant

        The Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the oversight of our executive compensation program. In fiscal year 2013, the Compensation Committee did not independently engage an executive compensation advisor, but relied upon the engagement of Compensia, Inc., a national compensation consulting firm, by management to provide executive compensation advisory services, including an executive officer compensation assessment and a board of directors' compensation review. Compensia, Inc. did not provide any non-compensation-related services to us during fiscal year 2013.

        The Compensation Committee has considered the independence of Compensia and each other advisor and outside legal counsel that provide advice to the Compensation Committee, consistent with the requirements of Nasdaq. Further, as required under Item 407(e)(3) of Regulation S-K, the Compensation Committee conducted a conflicts of interest assessment and determined that there is no conflict of interest resulting from retaining Compensia. The Compensation Committee intends to reassess the independence of its advisors at least annually.

  Competitive Market Data

        Each year, the Compensation Committee reviews the executive compensation practices of a group of companies in the technology sector determined to be comparable to us based on their size and public company status.(1) The fiscal year 2013 peer group consisted of the companies listed below. The peer companies had a median twelve month trailing revenue of $394 million versus our trailing twelve month revenue of $322 million and a median market capitalization of $496 million versus our market capitalization of $493 million, as calculated by the Compensation Committee's independent compensation consultant in February 2013.

American Science & Engineering Astronics Corporation Cbeyond, Inc. Ceradyne, Inc. DigitalGlobe, Inc. Ducommun GenCorp GeoEye, Inc.	HEICO Corporation II-IV Incorporated iRobot Corporation KVH Industries, Inc. LMI Aerospace, Inc. NCI, Inc. ViaSat, Inc.

        The Compensation Committee uses the information derived from this review in two ways: to assist it in determining the appropriate level and reasonableness of total compensation, as well as each separate component of compensation, for our executive officers and to ensure that the compensation we offer to them is competitive and fair.

        The Compensation Committee has adopted a general approach of compensating our executive officers with base salaries commensurate with the experience and expertise of the individual executive and competitive with the median base salaries of executives at comparable companies that we consider to be our peers. To reward our executive officers for their contributions to the achievement of pre-established annual corporate and business segment financial performance objectives linked to the company's annual operating plan, the Compensation Committee sets annual cash bonus opportunities at a level designed to ensure that, when actual bonus payouts are added to the executive officer's base salary, the total annual cash compensation for above-average performance will exceed the average total cash compensation level of executives at comparable companies that we consider to be our peers. The Compensation Committee has adopted this approach in recognition of the aggressive nature of the company's annual operating plan.

        With respect to long-term incentive compensation opportunities, the Compensation Committee generally sets the target award levels so that, assuming achievement of the financial objectives established for a performance period, the total compensation for our Named Executive Officers will exceed the median total compensation of comparable executives at the companies in our peer group by 20-40%. The Compensation Committee believes that this approach is consistent with the high level of growth generally reflected in such financial objectives.

        The Compensation Committee exercises its discretion in setting the compensation of our executive officers. As a result, the total compensation (or any particular component of compensation) received by an executive officer may differ materially from the amounts paid by comparable companies that we consider to be our peers. In addition to competitive market data, in making its compensation decisions, the Compensation Committee also considers an executive officer's position, tenure with the company, individual and organizational performance, our retention needs, and internal pay equity.

Executive Compensation Program Components

        The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts are determined.

  Base Salary

        We use base salaries to provide our executive officers, including the Named Executive Officers, with a fixed amount of compensation for their regular work. The Compensation Committee generally reviews the base salaries of our executive officers at the beginning of each fiscal year, as well as at the time of a promotion or other change in responsibilities. Base salary adjustments generally go into effect within the first quarter of each fiscal year. Base salary adjustments are based on an evaluation of an executive officer's position, tenure with our company, individual and organizational performance, our retention needs, and internal pay equity. In addition, to ensure that the base salaries of our executive officers are competitive and appropriate, the Compensation Committee reviews the salaries of executives holding comparable positions at the companies in our peer group.

        In light of the considerations discussed above, for fiscal year 2013, the annual base salaries of our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Senior Vice President of Unmanned Aircraft Systems and Senior Vice President of Efficient Energy Systems were, $510,016, $280,010, $300,019, $285,002, and $270,005, respectively. These base salaries represented increases of 2.7%, 3.1%, 10.4%, 5.0% and 1.9%, respectively, over fiscal year 2012 base salary levels for the same positions. Mr. Herring's base salary increase of 10.4% reflected his promotion to Chief Operating Officer.

        We believe that the base salaries paid to our Named Executive Officers during fiscal year 2013 helped to achieve our executive compensation objectives, compare favorably to our peer group and, in light of our overall compensation program, are at or near the median salary of the executives holding comparable positions at companies in our peer group.

  Annual Cash Bonuses

        We believe that a significant portion of overall cash compensation of our executive officers, including the Named Executive Officers, should be "at risk" (that is, contingent upon the successful implementation of our annual operating plan). Annual cash bonuses represent a portion of this "at risk" compensation. We use these annual cash bonus opportunities to motivate our executive officers to achieve our short-term financial and strategic objectives while making progress towards our longer-term growth and other goals.

        Typically, at the end of the fiscal year the Compensation Committee determines whether to pay cash bonuses to our executive officers, including the Named Executive Officers, based on its assessment of our financial results and consideration of each executive officer's individual performance during the fiscal year. While the decision to make bonus payouts and any amounts payable are made in the sole discretion of the Compensation Committee, in making its determinations the Compensation Committee considers input from our Chief Executive Officer, as well as its evaluation of the expected and actual performance of each executive officer, his or her individual contributions and responsibilities, and market conditions.

      Setting Baseline Bonus Levels

        Initially, the Compensation Committee establishes a "baseline bonus level" for each executive officer, which is expressed as a percentage of his or her base salary. In setting these baseline bonus levels, which are intended to provide a competitive level of cash compensation when we meet our annual operating plan and the individual executive officer meets his or her individual performance objectives, the Compensation Committee considers the cash compensation of executives holding comparable positions at the companies in our peer group.

        Generally, the Compensation Committee sets the baseline bonus levels so that, assuming achievement of the corporate financial and individual performance objectives at targeted levels, when actual bonus payouts are added to the executive officer's base salary, the total annual cash compensation for above-average performance will exceed the average total cash compensation level of executives at comparable companies that we consider to be our peers. The Compensation Committee believes that this approach is consistent with the high level of growth generally reflected in such corporate and individual performance objectives.

      Establishing Performance Measures and Goals

        At the beginning of each fiscal year, the Compensation Committee identifies one or more corporate performance measures and establishes a specific performance target level for each measure for purposes of calculating the amount of the maximum permissible bonus for each executive officer.

        In the event that the target level for any corporate performance measure is not met, then no bonus may be paid to any executive officer. If the target levels for the applicable corporate performance measures are met, then our executive officers will be considered to have earned the maximum permissible bonus, subject to reduction in the discretion of the Compensation Committee. Pursuant to this "negative discretion," the Compensation Committee may reduce (but cannot increase) the amount of the bonus payout for any executive officer based on such factors as the Compensation Committee may determine, including, but not limited to, the achievement of one or more pre-established financial and strategic goals, which may be quantitative or qualitative in nature, as well as the baseline bonus level for each executive officer.

      Reviewing Performance Results

        At the end of the fiscal year, the Compensation Committee reviews our actual performance against the target levels set for each of the corporate performance measures established at the beginning of the year. If these target levels have been met, then the Compensation Committee uses its discretion to adjust the maximum permissible bonus for each executive officer as follows:

  •
  A portion of the maximum permissible bonus amount equal to the baseline bonus level for the executive officer is increased or decreased to reflect actual performance as compared to his or her pre-established individual financial and strategic goals. This adjustment is made pursuant to a formula that determines the percentage of the baseline bonus level to be paid, based on a percentage of achievement, subject to both a minimum performance level below which no payout will be made and an established upper limit. This assessment allows bonus decisions to take into account each executive officer's individual performance and contributions during the fiscal year.

  •
  Thereafter, the remaining portion of the maximum permissible bonus amount for each executive officer is increased or decreased based upon the recommendation of our Chief Executive Officer (except with respect to his own bonus) and the Compensation Committee's assessment of performance in the event of any unforeseen extraordinary event or transaction that occurred during the fiscal year.

        In no event may an executive officer's annual cash bonus payout exceed his or her maximum permissible bonus as established by the Compensation Committee.

        Fiscal Year 2013 Bonuses.    The Compensation Committee designed our fiscal year 2013 annual cash bonus opportunities to focus our executive officers, including the Named Executive Officers, on achieving key company financial objectives and to reward substantial achievement of these financial objectives.

        For fiscal year 2013, the Compensation Committee established the baseline bonus levels for the Named Executive Officers as follows:

Named Executive Officer	Baseline Bonus Level	Percentage of Base Salary
Timothy E. Conver	$510,000	100%
Jikun Kim	$224,000	80%
Tom Herring	$300,000	100%
Roy Minson	$256,500	90%
Wahid Nawabi	$216,000	80%

        For fiscal year 2013, the Compensation Committee selected operating income margin as the corporate performance measure for the Named Executive Officer annual bonuses and set the target level for this measure at 9%. The Compensation Committee also determined that the maximum permissible bonus amount for each executive officer would be 300% of his or her base salary if this target level was achieved.

        In addition, the Compensation Committee selected several financial and strategic goals for each executive officer to be used in adjusting the baseline bonus amount portion of his or her maximum permissible bonus:

  •
  In May 2012, the Compensation Committee established financial goals for our Chief Executive Officer significantly above the range of public guidance provided by the company for revenue growth and operating income at the beginning of fiscal year 2013. These financial goals are described in detail below.

  •
  In May 2012, the Compensation Committee established financial goals for the other Named Executive Officers at levels for their respective business or functions that, when taken in aggregate, would produce financial results for the company significantly above the range of public guidance provided by the company at the beginning of fiscal year 2013. These financial goals are described in detail below.

  •
  The strategic goals established for the Named Executive Officers in May 2012 were as follows:

Named Executive Officer	Strategic Goal Categories
Timothy E. Conver	Compliance; Strategic Growth; Positioning
Jikun Kim	Compliance; Organizational Development; Great Place to Work
Tom Herring	Key Program Wins; Market Share; Innovation Transition; Organizational Development; Great Place to Work
Roy Minson	Key Program Wins; Market Share; Innovation Transition; Organizational Development; Great Place to Work
Wahid Nawabi	Key Program Wins; Market Share; Innovation Transition; Organizational Development; Great Place to Work

        The Compensation Committee selected the financial and strategic goals for each executive officer based on the recommendation of our Chief Executive Officer and after reviewing the company's annual operating plan for fiscal year 2013, as well as its long-term strategic plan. The Compensation Committee weighted each of the specific financial goals based on its evaluation of their relative importance, and weighted the aggregate financial and strategic goals equally.

        The Compensation Committee then implemented a sliding scale that calculated a downward adjustment to 50% of the baseline bonus amount upon 85% total achievement (financial and strategic), and an upward adjustment of up to 160% upon 130% total achievement. The baseline bonus amount was reduced to zero if an executive officer did not reach at least 85% weighted aggregate financial and strategic goals percentage of achievement, as shown below:

Scaled Adjustment of Baseline Bonus Amounts Based on Total Performance:

Percentage of Achievement:	<85%	85%	100%	130%
Percentage of Baseline Bonus Amount Paid:	0	50%	100%	160%

        Following the completion of fiscal year 2013, the Compensation Committee determined that the company's operating income margin for the year was 1.6%, which was below the target level of 9.0%. Since the company did not achieve a minimum operating income margin of 9.0%, the executive officers were not eligible to receive annual bonuses for fiscal year 2013. Even though bonuses were not paid out to executive officers, below is the actual performance with respect to each financial goal compared to the target level for each of these goals established by the Compensation Committee for each executive officer at the beginning of the fiscal year.

Percentage of Achievement of Financial Goals

Named Executive Officers	Financial Measure	Performance Goal	Actual Performance	Percentage of Achievement	Performance Weights	Percentage of Achievement
Timothy E. Conver,	Revenue UAS:	$337,639,000	$194,276,000	57.5%	75%	43.2%
Jikun Kim and Tom Herring	Revenue EES:	$66,921,000	$45,876,000	68.6%	25%	17.1%

	Weighted Average					60.3%
	Gross Margin UAS:	$123,730,000	$79,082,000	63.9%	75%	47.9%
	Gross Margin EES:	$26,847,000	$13,454,000	50.1%	25%	12.5%

	Weighted Average					60.4%
	Diluted EPS	$1.68	$0.47	—	—	28.0%
Roy Minson	Revenue UAS:	$337,639,000	$194,276,000	—	—	57.5%
	Gross Margin UAS:	$123,730,000	$79,082,000	—	—	63.9%
	Diluted EPS	$1.68	$0.47	—	—	28.0%
Wahid Nawabi	Revenue EES:	$66,921,000	$45,876,000	—	—	68.6%
	Gross Margin EES:	$26,847,000	$13,454,000	—	—	50.1%
	Diluted EPS	$1.68	$0.47	—	—	28.0%

        The market data presented to the Compensation Committee by its independent compensation consultant shows that the target total cash compensation (base salary and annual target bonus) of our Named Executive Officers ranged from the 45th percentile to the 65th percentile of the market data. When the target total direct compensation (base salary, annual target bonus and long term incentive bonus) was compared to the market data, the compensation for our Named Executive Officers ranged from approximately the 25th percentile to the 35th percentile.

  Long-Term Incentive Compensation Program

        In furtherance of our compensation philosophy that a significant portion of overall compensation for our executive officers, including the Named Executive Officers, should be tied to performance, in July 2010, the Compensation Committee approved a long-term incentive compensation program and initial awards under such program to the Named Executive Officers of the company as well as other officers and senior managers. The program is intended to reward the achievement of specific financial objectives over a three-year performance cycle. Under this program, certain employees, including the company's Named Executive Officers, are eligible to receive an award at the end of the three-year performance period based on the achievement of the financial objectives. The awards under the program are granted under the Restated 2006 Plan.

        For each performance period under the program, the Compensation Committee determines a goal bonus amount for each executive, as well as financial objectives. A minimum achievement level of 80% relative to each financial objective must be met in order for any award to be paid. An executive's final award amount will be determined based on the highest performance relative to any of the financial goals and will be determined based on a sliding scale between achievement levels as follows:

Highest Level of Achievement Relative to Any Financial Objective	Final Award Value
80% Achievement (Threshold)	50% of the Goal Bonus Amount
100% Achievement (Target)	100% of the Goal Bonus Amount
150% Achievement (Maximum)	200% of the Goal Bonus Amount

        In setting these goal bonus amounts and the achievement levels, the Compensation Committee considers the cash compensation of executives holding comparable positions at the companies in our peer group. Generally, the Compensation Committee sets the target award levels so that, assuming achievement of the financial objectives established for a performance period, the total compensation for our Named Executive Officers will exceed the median total compensation of comparable executives at the companies in our peer group by 25-40%. The Compensation Committee believes that this approach is consistent with the high level of growth generally reflected in such financial objectives.

        In no event will an executive receive more than 200% of his or her goal bonus amount. The Compensation Committee is authorized, in its sole discretion, to reduce or eliminate (but not increase) an executive's final award value based on such external factors (whether objective or subjective) as the Compensation Committee deems appropriate. Each executive's goal bonus amount assumes that he or she will be employed on a full-time basis throughout the performance period. An executive's goal bonus amount will be prorated to the extent such executive is working on a part-time basis for any portion of the performance period.

        Following the completion of a three-year performance period, the Compensation Committee certifies the company's and the relevant business unit's performance relative to the financial objectives for such performance period. Based on performance relative to the financial objectives, each executive will receive his or her final award. The awards are paid as follows: 50% will be paid in cash as soon as practicable, but in no case later than 30 days following the date on which the Compensation Committee certifies performance relative to the applicable financial objectives, which is referred to as the Certification Date. The remaining 50% will be paid in the form of a number of restricted stock units equal to (1) the portion of the award to be paid in the form of restricted stock units divided by (2) the fair market value per share of the company's common stock on the Certification Date. The restricted stock units will vest in two equal tranches on the last day of the first and second fiscal years following the completion of the relevant performance period. The restricted stock units may be settled in cash or in shares of the company's common stock, in the discretion of the Compensation Committee. In the event an executive's employment terminates before the end of a performance period or prior to the payment and/or vesting of the cash portion of the award or the restricted stock units, the award and the restricted stock units will be forfeited.

        The program is intended to be an ongoing program under which the Compensation Committee will grant new long-term incentive compensation awards each year. However, the Compensation Committee is not obligated to grant awards under the program each year, and it may grant awards in any given year with terms that vary from those set forth above in any respect, including, among other things, the performance objectives, the aggregate award values and the performance period. All determinations, interpretations and assumptions relating to the vesting and the calculation of the awards under the program will be made by the Compensation Committee.

        Awards Under the Program for the FY2013-FY2015 Performance Period.    In May 2012, the Compensation Committee granted awards under the long-term incentive compensation program for the three-year performance period that will run from the beginning of our 2013 fiscal year through the end of our 2015 fiscal year (such period of time is referred to as the FY2013-FY2015 Performance Period) and established the revenue and operating profits objectives for such FY2013-FY2015 Performance Period.

        Set forth below is a list of the Named Executive Officers who were granted long-term incentive compensation awards under the program for the FY2013-FY2015 Performance Period, the goal bonus amount for each Named Executive officer and the maximum value of each such award. The terms of these awards are consistent with the terms of the program described above.

Name	Title	Goal Bonus Amount ($)	Maximum Bonus Amount ($)
Timothy E. Conver	Chairman, President & Chief Executive Officer	510,000	1,020,000
Jikun Kim	Senior Vice President and Chief Financial Officer	224,000	448,000
Tom Herring	Senior Vice President and Chief Operating Officer	300,000	600,000
Roy Minson	Senior Vice President and General Manager, Unmanned Aircraft Systems	256,000	512,000
Wahid Nawabi	Senior Vice President and General Manager, Efficient Energy Systems	216,000	432,000

        Awards Under the Program for the FY2012-FY2014 Performance Period.    In May 2011, the Compensation Committee granted awards under the long-term incentive compensation program for the three-year performance period that will run from the beginning of our 2012 fiscal year through the end of our 2014 fiscal year (such period of time is referred to as the FY2012-FY2014 Performance Period) and established the revenue and operating profits objectives for such FY2012-FY2014 Performance Period.

        Set forth below is a list of the Named Executive Officers who were granted long-term incentive compensation awards under the program for the FY2012-FY2014 Performance Period, the goal bonus amount for each Named Executive officer and the maximum value of each such award. The terms of these awards are consistent with the terms of the program described above.

Name	Title	Goal Bonus Amount ($)	Maximum Bonus Amount ($)
Timothy E. Conver	Chairman, President & Chief Executive Officer	496,413	992,826
Jikun Kim	Senior Vice President and Chief Financial Officer	217,360	434,720
Tom Herring	Senior Vice President and Chief Operating Officer	217,360	434,720
Roy Minson	Senior Vice President and General Manager, Unmanned Aircraft Systems	217,360	434,720
Wahid Nawabi(1)	Senior Vice President and General Manager, Efficient Energy Systems	172,000	344,000

(1)
Mr. Nawabi was added to the FY2012-FY2014 long-term compensation plan in December 2011, and received awards for such performance period upon his appointment as Senior Vice President and General Manager, Efficient Energy Systems.

  Payout of Awards Under the Program for the FY2011-FY2013 Performance Period

        For the awards under the long-term incentive compensation program previously granted to the Named Executive Officers by the Compensation Committee for the three-year performance period that ran from the beginning of our 2011 fiscal year through the end of fiscal year 2013 (such period of time is referred to as the FY2011-FY2013 Performance Period), the Compensation Committee established the following long-term compensation plan corporate financial objectives:

Financial Measure	Objective
Revenue	$1,316.0 million
Operating Profits	$166.7 million

        Following the completion of fiscal year 2013, the Compensation Committee determined that the company's revenue was $857.7 million for the FY2011-FY2013 Performance Period, missing the objective by 34.8%, and that its operating profits for the FY2011-FY2013 Performance Period were $80.8 million, missing the objective by 51.5%. Accordingly, each Named Executive Officer's long-term compensation plan award for the FY2011-FY2013 Performance Period was forfeited and no amounts were paid in respect of such awards.

  Equity Compensation

        We use equity awards to motivate our executives officers, including the Named Executive Officers, to increase the long-term value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. These equity awards, which include stock options and restricted stock awards, are intended to further our success by ensuring that sustainable value creation is a key factor in our executive officers' management of our business.

        The size and form of these equity awards is determined by the Compensation Committee in its discretion. We use stock options as one of our long-term incentives because, in addition to providing our executive officers with the opportunity to develop a stock ownership stake in our company, they result in compensation only to the extent that the market price of our common stock increases over the option term. We use restricted stock and restricted stock units as long-term incentives because they reward our executive officers for improved stock price performance, but also encourage executive retention as these awards maintain value even during periods when there is volatility in our stock price. As described above under "Long-Term Incentive Compensation," 50% of each Named Executive Officer's long-term incentive compensation award, if any, for each performance period will be paid in restricted stock units.

        In making equity awards to our executive officers, the Compensation Committee considers various factors, including not limited to, the recommendations of our Chief Executive Officer, the role and responsibilities of the executive officer, past performance, future planned contributions, and prior equity awards.

        As noted above, the Compensation Committee has the discretion to determine which executive officers will receive equity awards, as well as the amount of any such awards. Typically, the Compensation Committee grants equity awards only on the dates of its regularly-scheduled committee meetings, without regard to the timing of the release of material information about us. All stock options are granted with an exercise price equal to the closing market price of our common stock on the date of grant. Generally, stock options vest in five equal installments on each of the first five anniversaries of the date of grant.

        Fiscal Year 2013 Stock Option, Restricted Stock and Restricted Stock Unit Grants.    In April 2013, the Compensation Committee awarded stock options and restricted stock awards to certain Named Executive Officers consistent with the objective of the company's compensation program to ensure that our executive officers have financial incentives to achieve substantial growth in stockholder value. These stock option and restricted stock awards are detailed in the Grants of Plan-Based Awards table below.

        In determining the grants of options and restricted stock for each executive officer, the Compensation Committee considered the company's overall long-term incentive guidelines for all executives, which attempt to balance, in the context of the competitive market for executive talent, the benefits of incentive compensation tied to performance of the company's stock with the dilutive effect of equity compensation awards. The Compensation Committee also considered Mr. Conver's recommendations with respect to equity compensation.

        The restricted stock units granted on June 26, 2012 identified in the Grants of Plan-Based Awards table below reflect the equity component payout related to the long-term incentive compensation plan award for the FY2011-FY2012 Performance Period.

        Nawabi Special Restricted Stock Grants.    Although Mr. Nawabi was not the recipient of any long-term compensation plan awards for the special two-year performance period that ran from the beginning of our 2011 fiscal year through the end of fiscal year 2012 under our long-term compensation program, the Compensation Committee determined that it was in our best interest to provide Mr. Nawabi with equity awards similar to those received by the other Named Executive Officers under such program for that performance period. In June 2012, the Compensation Committee therefore awarded Mr. Nawabi a special award consisting of 1,936 shares of restricted stock having a value of $49,891, based on the closing price of our common stock on June 21, 2012, which was $25.77. Similar to the restricted stock units issued under the long-term incentive compensation program to the other Named Executive Officers, the shares of restricted stock awarded to Mr. Nawabi will vest in two equal annual installments on each of July 11, 2013 and 2014.

Other Compensation

  Employee Benefit Plans

        We maintain various broad-based employee benefit plans for our employees. Our executive officers, including the Named Executive Officers, participate in these plans on the same terms as other eligible employees, subject to any applicable limits on the amounts that may be contributed on behalf of or paid to our executive officers under these plans.

        We have established a tax-qualified Section 401(k) retirement savings plan for our salaried U.S. employees who satisfy certain eligibility requirements. We intend for this plan to qualify under Section 401(a) of the Code so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan. Pursuant to the Section 401(k) plan, in the case of participants who contribute a portion of their annual base salary to the plan, we provide a matching contribution of up to 5.75% of such annual base salary. The matching contributions made to the accounts of the Named Executive Officers during fiscal year 2013 are set forth in the Summary Compensation Table below.

        We also maintain other benefit plans for our employees, which include medical and dental benefits, medical and dependent care flexible spending accounts, long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. Except as noted in the following sentences, these benefits are provided to our executive officers on the same general terms as to all of our salaried U.S. employees. Certain employees receive higher disability insurance benefits than other employees based on a threshold base compensation level. Our executive officers, including the Named Executive Officers, receive higher life, accidental death, and dismemberment insurance benefits than our other employees.

        We design our employee benefit programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

  Perquisites and Personal Benefits

        We do not view perquisites or other personal benefits as a significant component of our executive compensation program. From time to time, however, we have provided limited perquisites to certain of our executive officers to enhance their efficiency and to ensure that their compensation packages are competitive. In fiscal year 2013, we provided our executive officers with life, accidental death, and dismemberment insurance benefits in an amount exceeding that offered to our non-executive employees.

        We provided our Chief Executive Officer with a company automobile and contractually agreed to pay for his retirement health benefits. Pursuant to this commitment, we will provide supplemental medical coverage for our Chief Executive Officer and his spouse, effective upon his retirement.

        We have entered into an agreement with Mr. Nawabi pursuant to which we agreed to provide him with up to $300,000 in relocation benefits. To the extent Mr. Nawabi's relocation expenses do not equal or exceed $300,000, the company will pay to him the remaining balance as a cash bonus. If Mr. Nawabi leaves the company prior to the second anniversary of his commencement of employment, all amounts previously paid may be recovered at the company's discretion.

        The amounts of the perquisites and other personal benefits provided to the Named Executive Officers in fiscal year 2013 are disclosed in the Summary Compensation Table below.

  Stock Ownership Guidelines for Executive Officers

        To further link the long-term economic interests of our executive officers directly to that of our stockholders, our board of directors adopted stock ownership guidelines for the executive officers in August 2013. The guidelines provide that the company's executive officers are expected to, within five years of the later of August 6, 2013 or the date on which such person is appointed to his or her position, own shares of the company's common stock with a market value of no less than four times current annual base salary with respect to the Chief Executive Officer and no less than two times current annual base salary with respect to the other executive officers. In addition, any shares of our common stock held by an executive officer in margin accounts or pledged as collateral for a loan will not be counted for purposes of satisfying the ownership guidelines. The table below shows each executive's equity ownership in the company as a multiple of salary and the minimum ownership level required pursuant to these guidelines for each of our executive officers as of September 6, 2013:

Name	Dollar Value of Equity Ownership as a Multiple of Base Salary ($)(1)		Minimum Ownership Level Required as a Multiple of Base Salary
Timothy E. Conver	$126	x	4x
Cathleen Cline	14	x	2x
Tom Herring	5	x	2x
Jikun Kim	5	x	2x
Roy Minson	4	x	2x
Wahid Nawabi	3	x	2x

(1)
Calculated by (a) multiplying the aggregate number of shares of common stock held by each executive and the shares of common stock reserved for issuance upon exercise of stock options that are currently exercisable by each executive by the closing price of $22.32 per share of our common stock on September 6, 2013 and (b) dividing the product of (a) by such executive's base salary.

        Stock ownership guidelines for our non-employee directors are described above under "Director Compensation—Stock Ownership Guidelines for Non-Employee Directors."

  Post-Vesting Stock Retention Guidelines

        The company has adopted post-vesting stock retention guidelines, which require executives to hold 50% of net after-tax shares issued upon the vesting of equity awards until their required stock ownership levels are achieved.

  Insider Trading and Anti-Hedging Policies

        The company's insider trading policies contain stringent restrictions on transactions in company stock by executive officers. All trades by executive officers must be pre-cleared. Furthermore, no executive officer may use any strategies or products (including derivative securities, such as put or call options, or short-selling techniques) to hedge against potential changes in the value of our common stock.

  Compensation Recovery Policy

        In August 2013, we implemented an incentive compensation "clawback" policy under which our board of directors may require reimbursement or forfeiture of incentive compensation from an executive officer in the event the officer's wrongdoing later is determined by our board of directors to have resulted in a material negative restatement of the company's financial results. We believe that by providing the company with the appropriate power to recover incentive compensation paid to an executive officer in this situation, the company further demonstrates its commitment to strong corporate governance. This compensation recovery policy is in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

        Under our compensation recovery policy, if the board of directors determines that a material negative financial restatement was caused by an executive officer's gross negligence or willful misconduct, it may require reimbursement from the executive officer for vested incentive compensation and/or the forfeiture of unvested or unpaid incentive compensation. The amount of vested compensation that may be recovered is the portion of any bonus paid to, and any performance-based equity awards earned by, the executive officer that the executive officer would not have received if the company's financial results had been reported properly. The right to cause a forfeiture or recovery of incentive compensation applies to incentive compensation awarded, vested and/or paid during the two years prior to the date on which the company is required to prepare an accounting restatement.

Tax and Accounting Considerations

  Deductibility of Executive Compensation

        Generally, Section 162(m) of the Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and certain other executive officers. Remuneration in excess of $1 million may be deducted if, among other things, it qualifies as "performance-based compensation" within the meaning of the Code. In this regard, the compensation income realized upon the exercise of stock options granted under a stockholder-approved stock option plan generally will be deductible so long as the options are granted by a committee whose members are non-employee directors and certain other conditions are satisfied.

        Currently, it is the policy of the Compensation Committee to maximize, to the extent reasonably possible, the company's ability to obtain a corporate tax deduction for compensation paid to the Named Executive Officers to the extent consistent with the best interests of the company and its stockholders. However, the Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee's discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee reserves the right to approve elements of compensation for certain officers that are not fully deductible in the future in appropriate circumstances.

  Taxation of "Parachute" Payments

        Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that we, or our successor, may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a "gross-up" or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 during fiscal year 2013 and we have not agreed and are not otherwise obligated to provide any Named Executive Officer with such a "gross-up" or other reimbursement.

  Taxation of Deferred Compensation

        Section 409A of the Code imposes significant additional taxes in the event that an executive officer, director, or service provider receives "deferred compensation" that does not satisfy the restrictive conditions of the provision. Although we did not have a traditional nonqualified deferred compensation plan in place for executive officers during fiscal year 2012, Section 409A applies to certain equity awards and severance arrangements. To assist employees in avoiding additional taxes under Section 409A, we believe that we have structured equity awards in a manner intended to comply with, or secure an exemption from, the applicable Section 409A conditions.

  Accounting for Stock-Based Compensation

        We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date "fair value" of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

Risk Oversight of Compensation Programs

        In July 2013, we conducted a risk assessment of our compensation policies and practices for our employees, including those relating to our executive compensation program. This risk assessment included a review of all our employee compensation programs, including our executive officer compensation program. Based on this assessment, we believe that these compensation programs have been appropriately designed to attract and retain talent and properly incent our employees while ensuring that they do not encourage excessive risk taking. We further believe that we have an effective system of controls and procedures in place to ensure that our employees, including our executive officers, are not encouraged to take unnecessary or excessive risks in managing our business. In addition, our recently adopted compensation recovery policy provides our board of directors with an additional risk mitigation tool by allowing the board to hold employees accountable for improper actions that run counter to the company's objectives or inflate incentive compensation payable to executives. Likewise, our recently adopted stock ownership guidelines for executives help to further align executive interests with those of stockholders and provide an additional risk mitigation tool.

        In reaching this conclusion, we note the following policies and practices which are intended to enable us to effectively monitor and manage the risks associated with our compensation programs:

  •
  Each of the compensation programs is overseen by the Compensation Committee;

  •
  Most of our incentive compensation plans, including our annual cash bonus program, permit the Compensation Committee to exercise its discretion to select performance measures and set target levels, monitor performance and determine final payouts;

  •
  Each of our compensation programs is subject to oversight by a broad- based group of functions within the company, including human resources, finance and legal and at multiple management levels within the company;

  •
  Employee compensation reflects a balanced mix of programs that focus our employees on achieving both short-term and long-term goals and that provide a balanced mix of fixed and variable compensation;

  •
  There are caps on the maximum payouts available under certain programs, including our annual cash bonus program and our long-term incentive program; and

  •
  Equity awards granted to employees are subject to multi-year service-based vesting conditions.

        We discussed the findings of our risk assessment with the Compensation Committee. Based upon this assessment, we believe that our compensation policies and practices do not encourage unnecessary or excessive risk taking and are not reasonably likely to have a material adverse effect on the company.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

        The following table sets forth, as to each person serving as Chief Executive Officer and Chief Financial Officer during fiscal year 2013, and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of fiscal year 2013 whose compensation exceeded $100,000, or the Named Executive Officers, information concerning all compensation paid for services to us in all capacities for fiscal years 2011, 2012 and 2013.

Name and Principal Positions	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Timothy E. Conver	2013	509,231	—	—	133,225	—	26,728	669,184
President, Chairman,	2012	495,552	—	694,007	—	—	10,313	1,199,872
and Chief Executive Officer	2011	478,527	—	513,098	—	—	16,354	1,007,979
Jikun Kim	2013	290,300	—	—	408,484	238,800	14,786	952,370
Senior Vice President and	2012	286,556	—	292,629	—	166,800	62,144	808,129
Chief Financial Officer	2011	254,176	—	181,338	—	190,800	13,953	640,267
Tom Herring(4)	2013	307,904	—	—	414,758	238,800	16,069	977,531
Chief Operating Officer	2012	270,968	—	325,680	—	524,100	24,450	1,145,198
	2011	260,000	—	219,107	—	—	690	479,797
Roy Minson(5)	2013	285,550	—	—	414,758	238,800	15,071	954,179
Senior Vice President and General Manager, Unmanned Aircraft Systems
Wahid Nawabi	2013	269,716	—	—	411,291	238,800	50,473	970,280
Senior Vice President and	2012	91,809	47,082	120,890	—	387,000	11,217	657,998
General Manager, Efficient
Energy Systems

(1)
For 2012, this column reflects the sum of (a) the cash bonus payments paid to the Named Executive Officers under our annual executive cash bonus plan in July 2012 for fiscal year 2012 performance and (b) the cash payments earned by the Named Executive Officers under our long-term incentive program for the FY2011-FY2012 Performance Period, which were paid in July 2012 following the Compensation Committee's certification of performance for such period.

(2)
The value of the equity awards equals their grant date fair value as computed in accordance with ASC Topic 718. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Note 8 to the financial statements included in our annual report on Form 10-K for our 2013 fiscal year, as filed with the SEC. The amounts shown in the table do not necessarily reflect the actual value that may be recognized by the Named Executive Officers.

None of the long-term incentive compensation awards granted to the Named Executive Officers during 2013 with performance conditions for the FY2013-FY2015 Performance Period were considered probable of achieving their vesting conditions at the date of grant. Therefore the grant date fair value of such performance awards for purposes of the Summary Compensation Table was zero. The full grant date fair value of awards which vest upon achieving performance conditions, assuming that the highest level of performance will be achieved in each case, is, however, set forth in the table below. For more information about the long-term incentive compensation awards granted to the Named Executive Officers during 2013, please see the Grants of Plan-Based Awards Table below.

Name	Grant Date Fair Value of Awards Granted in 2013
Timothy E. Conver	$1,020,000
Jikun Kim	$448,000
Tom Herring	$600,000
Roy Minson	$512,000
Wahid Nawabi	$432,000
(3)
These amounts represent the aggregate incremental cost to the company with respect to the perquisites and other personal benefits provided to the Named Executive Officer in fiscal years 2011 through 2013. For fiscal year 2013, the amounts include (a) our matching contributions to the 401(k) Plan, (b) life insurance premiums (c) automobile allowances, and (e) relocation costs as follows:

Name	Year	401(k)	Life	Auto	Relocation	Total
Timothy E. Conver	2013	$18,967	$4,923	$2,838	—	$26,728
Jikun Kim	2013	$14,522	$264	—	—	$14,786
Tom Herring	2013	$15,539	$530	—	—	$16,069
Roy Minson	2013	$14,526	$545	—	—	$15,071
Wahid Nawabi	2013	$4,283	$300	—	$45,890	$50,473
(4)
Mr. Herring joined us in November 2008. Mr. Herring became the Senior Vice President and General Manager of our Unmanned Aircraft Systems business in March 2010, and our Chief Operating Officer in May 2012.

(5)
Mr. Minson joined us in April 2010 as our Vice President of Business Development and Deputy General Manager, Unmanned Aircraft Systems. Mr. Minson was appointed as our Senior Vice President and General Manager, Unmanned Aircraft Systems, in May 2012.

Grants of Plan-Based Awards

        The following table provides information with respect to plan-based awards granted to the Named Executive Officers during fiscal year 2013.

											Grant Date Fair Value of Stock and Option Awards ($)(3)
								All Other Stock Awards: Number of Shares of Stock or Units (#)(1)
									All Other Option Awards: Number of Securities Underlying Options (#)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Equity Awards
Timothy E. Conver	6/26/12	—	—	—	—	—	—	5,478	—	—	133,225
Jikun Kim	4/22/13	—	—	—	—	—	—	20,000	—	—	361,400
	4/22/13	—	—	—	—	—	—	—	30,000	18.07	238,800
	6/26/12	—	—	—	—	—	—	1,936	—	—	47,084
Tom Herring	4/22/13	—	—	—	—	—	—	20,000	—	—	361,400
	4/22/13	—	—	—	—	—	—	—	30,000	18.07	238,800
	6/26/12	—	—	—	—	—	—	2,194	—	—	53,358
Roy Minson	4/22/13	—	—	—	—	—	—	20,000	—	—	361,400
	4/22/13	—	—	—	—	—	—	—	30,000	18.07	238,800
	6/26/12	—	—	—	—	—	—	2,194	—	—	53,358
Wahid Nawabi	4/22/13	—	—	—	—	—	—	20,000	—	—	361,400
	4/22/13	—	—	—	—	—	—	—	30,000	18.07	238,800
	6/21/12	—	—	—	—	—	—	1,936	—	—	49,891
Annual Executive Cash Bonus Plan(4)
Timothy E. Conver	5/30/12	255,000	510,000	1,530,000	—	—	—	—	—	—	—
Jikun Kim	5/30/12	112,000	224,000	672,000	—	—	—	—	—	—	—
Tom Herring	5/30/12	150,000	300,000	900,000	—	—	—	—	—	—	—
Roy Minson	5/30/12	128,250	256,500	769,500	—	—	—	—	—	—	—
Wahid Nawabi	5/30/12	108,000	216,000	648,000	—	—	—	—	—	—	—
Long-Term Incentive Compensation Plan
FY2013-FY2015 Performance Period(5)
Timothy E. Conver	5/30/12	127,500	255,000	510,000	127,500	255,000	510,000	—	—	—	510,000
Jikun Kim	5/30/12	56,000	112,000	224,000	56,000	112,000	224,000	—	—	—	224,000
Tom Herring	5/30/12	75,000	150,000	300,000	75,000	150,000	300,000	—	—	—	300,000
Roy Minson	5/30/12	64,000	128,000	256,000	64,000	128,000	256,000	—	—	—	256,000
Wahid Nawabi	5/30/12	54,000	108,000	216,000	54,000	108,000	216,000	—	—	—	216,000

(1)
The restricted stock units granted on June 26, 2012 vest 50% on each of April 30, 2013 and 2014. The restricted stock granted on April 22, 2013 vests in five equal annual installments beginning on July 11, 2014. The restricted stock granted on June 21, 2012 vests 50% on each of July 11, 2013 and 2014.

(2)
The stock option award vests in five equal annual installments beginning on the first anniversary of the date of grant.

(3)
Represents the grant date fair value of the stock awards as determined under ASC Topic 718. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Note 8 to the financial statements included in our annual report on Form 10-K for our 2013 fiscal year, as filed with the SEC. For the restricted stock units that may be earned under the long-term incentive compensation program with respect to the FY2013-FY2015 Performance Period, the grant date fair value was calculated based on the maximum value of such awards which may vest upon achieving performance conditions, assuming that the highest level of performance will be achieved. None of the long-term incentive compensation awards granted to the Named Executive Officers during fiscal year 2013 with performance conditions were considered probable of achieving their vesting conditions at the date of grant. Therefore the grant date fair value of such performance awards for purposes of the Summary Compensation Table was zero.

(4)
The Compensation Committee established maximum cash bonus and target bonus levels for the Named Executive Officers under our annual executive cash bonus plan in May 2012. The determination of the bonuses payable to the Named Executive Officers for fiscal year 2013 is described in the Compensation Discussion and Analysis section above. These columns show the range of bonus amounts for each Named Executive Officer from the threshold to the maximum based on the maximum permissible bonus amount set at the beginning of the fiscal year. No bonuses were awarded for fiscal year 2013.

(5)
The Compensation Committee established threshold, target and maximum award levels for each of the Named Executive Officers under our long-term incentive compensation plan in May 2012. The determination of the cash and restricted stock units that will be payable to the Named Executive Officers following completion of each of the FY2013-FY2015 Performance Period is described in the Compensation Discussion and Analysis section above. These columns show the range of cash awards for each Named Executive Officer from the threshold to the maximum based on the maximum permissible award for each performance period set in May 2012. Provided that the threshold performance goals for a performance period are achieved, the Named Executive Officers' long-term incentive compensation awards will be paid as follows: 50% will be paid in cash as soon as practicable following the Certification Date for the applicable performance period and the remaining 50% will be paid in the form of a number of restricted stock units equal to (1) the portion of the award to be paid in the form of restricted stock units divided by (2) the fair market value per share of the company's common stock on the Certification Date. The restricted stock units will vest in two equal tranches on the last day of the first and second fiscal years following the completion of the relevant performance period. The amounts shown in the table reflect the estimated payment levels for each performance period in cash and in restricted stock units at threshold, target and maximum performance. The "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" columns show the estimated cash payments and the "Estimated Future Payouts Under Equity Incentive Plan Awards" columns show the value of the restricted stock units that would be issued. The actual number of restricted stock units issued to our Named Executive Officers following the conclusion of a performance period will be based on our performance relative to the financial goals for that performance period and our stock price on the Certification Date. In addition, the restricted stock units may be settled in cash or in shares of company common stock, in the discretion of the Compensation Committee.

Outstanding Equity Awards at Fiscal Year End

        The following table provides information with respect to equity awards held by each of the Named Executive Officers as of April 30, 2013.

	Option Awards(1)					Stock Awards
									Equity Incentive Plan Awards:
											Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
									Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
		Number of Securities Underlying Unexercised Options				Number of Shares or Units of Stock that Have not Vested (#)		Market Value of Shares or Units of Stock that Have not Vested ($)(2)
				Option Exercise Price ($)
Name	Grant Date	Exercisable (#)	Unexercisable (#)		Option Expiration Date
Timothy E. Conver	6/26/12	—	—	—	—	2,739	(3)	53,027	—		—
	5/30/12	—	—	—	—	—		—	—	(4)	127,500	(4)
	5/11/11	—	—	—	—	—		—	—	(4)	124,103	(4)
	6/22/07	98,310	—	22.38	6/22/17	—		—	—		—
Jikun Kim	4/22/13	—	30,000	18.07	4/22/23	—		—	—		—
	4/22/13	—	—	—	—	20,000	(5)	387,200	—		—
	6/26/12	—	—	—	—	968	(3)	18,740	—		—
	5/30/12	—	—	—	—	—		—	—	(4)	56,000	(4)
	5/11/11	—	—	—	—	—		—	—	(4)	54,340	(4)
	5/11/11	4,000	16,000	29.79	5/11/21	—		—	—		—
	6/22/10	12,000	18,000	24.57	6/22/20	—		—	—		—
	3/11/10	—	—	—	—	4,000	(6)	77,440	—		—
	6/1/09	—	—	—	—	2,400	(7)	46,464	—		—
Tom Herring	4/22/13	—	30,000	18.07	4/22/23	—		—	—		—
	4/22/13	—	—	—	—	20,000	(5)	387,200	—		—
	6/26/12	—	—	—	—	1,097	(3)	21,238	—		—
	5/30/12	—	—	—	—	—		—	—	(4)	75,000	(4)
	3/1/12	6,000	24,000	28.72	3/1/22	—		—	—		—
	5/11/11	—	—	—	—	—		—	—	(4)	54,340	(4)
	5/11/11	7,000	28,000	29.79	5/11/21	—		—	—		—
	3/11/10	25,000	20,000	23.06	3/11/20	—		—	—		—
	3/11/10	—	—	—	—	4,000	(6)	77,440	—		—
	12/1/08	—	—	—	—	800	(5)	15,488	—		—
Roy Minson	4/22/13	—	30,000	18.07	4/22/23	—		—	—		—
	4/22/13	—	—	—	—	20,000	(5)	387,200	—		—
	6/26/12	—	—	—	—	1,097	(3)	21,238	—		—
	5/30/12	—	—	—	—	—		—	—	(4)	64,000	(4)
	3/1/12	—	—	—	—	8,000	(8)	154,880	—		—
	5/11/11	—	—	—	—	—		—	—	(4)	54,340	(4)
	5/11/11	—	—	—	—	8,000	(9)	154,880	—		—
	6/30/10	6,000	9,000	26.18	6/30/20	—		—	—		—
	5/2/10	—	—	—	—	9,000	(10)	174,240	—		—
Wahid Nawabi	4/22/13	—	30,000	18.07	4/22/23	—		—	—		—
	4/22/13	—	—	—	—	20,000	(5)	387,200	—		—
	6/21/12	—	—	—	—	1,936	(11)	37,481	—		—
	5/30/12	—	—	—	—	—		—	—	(4)	54,000	(4)
	3/1/12	10,000	40,000	28.72	3/1/22	—		—	—		—
	12/12/11	—	—	—	—	—		—	—	(4)	43,000	(4)

(1)
All stock option awards vest in five equal annual installments beginning on the first anniversary of the date of grant.

(2)
Calculated using the closing price per share of our common stock on April 30, 2013.

(3)
Represents restricted stock units earned by the Named Executive Officers under our long-term incentive program for the FY2011-FY2012 Performance Period following the end of fiscal year 2012 upon the Compensation Committee's certification of achievement relative to the performance goals for such period. The restricted stock units will vest on April 30, 2014.

(4)
Represents the value of awards that may be paid to the Named Executive Officers in the form of restricted stock units under our long-term incentive program for the FY2012-FY2014 Performance Period and the FY2013-FY2015 Performance Period at threshold performance. Provided that the threshold performance goals for a performance period are achieved, the Named Executive Officers' long-term incentive compensation awards will be paid as follows: 50% will be paid in cash as soon as practicable following the Certification Date for the applicable performance period, and the remaining 50% will be paid in the form of a number of restricted stock units equal to (1) the portion of the award to be paid in the form of restricted stock units divided by (2) the fair market value per share of the company's common stock on the Certification Date. The restricted stock units will vest in two equal tranches on the last day of the first and second fiscal years following the completion of the relevant performance period. If such restricted stock units are earned, they would vest in two equal installments on the last day of the first and second fiscal years following the completion of the relevant performance period. The values shown in these columns reflect the aggregate awards that may be paid for both performance periods, which amounts are split evenly between the two performance periods. If target or maximum performance is achieved for either performance period, the respective value of the restricted stock units that would be paid for each performance period would be as follows:

	FY2012-FY2014 Performance Period		FY2013-FY2015 Performance Period
	Target Value ($)	Maximum Value ($)	Target Value ($)	Maximum Value ($)
Timothy E. Conver	248,206	496,413	255,000	510,000
Jikun Kim	108,680	217,360	112,000	224,000
Tom Herring	108,680	217,360	150,000	300,000
Roy Minson	108,680	217,360	128,000	256,000
Wahid Nawabi	86,000	172,000	108,000	216,000

The actual number of restricted stock units issued to our Named Executive Officers following the conclusion of a performance period will be based on our performance relative to the financial goals for that performance period and our stock price on the Certification Date. The value of the restricted stock units that may be received by an executive will depend on our stock price on the payment date. In addition, the restricted stock units may be settled in cash or in shares of the company's common stock, in the discretion of the Compensation Committee.

(5)
The restricted stock award vests in five equal annual installments beginning July 11, 2014.

(6)
The restricted stock award vests in five equal annual installments beginning March 15, 2011.

(7)
The restricted stock award vests in five equal annual installments beginning July 10, 2011.

(8)
The restricted stock award vests in five equal annual installments beginning April 4, 2013.

(9)
The restricted stock award vests in five equal annual installments beginning July 11, 2012.

(10)
The restricted stock award vests in five equal annual installments beginning June 30, 2011.

(11)
The restricted stock award vests in two equal annual installments beginning July 11, 2013.

Option Exercises in Fiscal Year 2013

        The following table provides information on stock option exercises for each of the Named Executive Officers during fiscal year 2013.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Timothy E. Conver	98,530	2,163,620
Jikun Kim	—	—
Tom Herring	—	—
Roy Minson	—	—
Wahid Nawabi	—	—

Stock Vested in Fiscal Year 2013

        The following table provides information on stock award vesting for each of the Named Executive Officers during fiscal year 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Timothy E. Conver	2,739	53,027
Jikun Kim	4,168	87,564
Tom Herring	3,897	77,934
Roy Minson	11,097	263,878
Wahid Nawabi	—	—

Potential Payments Upon Termination or Change in Control

        While we generally do not have formal employment agreements with our Named Executive Officers, in December 2011 we entered into a severance agreement with Wahid Nawabi in connection with his termination of employment. Pursuant to the agreement, in the event Mr. Nawabi's employment was terminated without cause by the company prior to June 12, 2013, the company would pay him a lump sum cash severance payment equal to nine months of his then-current base salary. In the event Mr. Nawabi's employment had been terminated by the company without cause on April 30, 2013, the last day of fiscal year 2013, the company would have been obligated to pay him a lump sum cash severance payment equal to $202,504. This agreement has now expired.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents information regarding the beneficial ownership of our common stock as of September 6, 2013 by:

  •
  our Named Executive Officers;

  •
  our current directors and director nominees;

  •
  all of our directors and executive officers as a group; and

  •
  each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of September 6, 2013 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        The information presented in this table is based on 22,675,277 shares of our common stock outstanding on September 6, 2013. Except as set forth in the footnotes below, the address of each beneficial owner listed on the table is c/o AeroVironment, Inc., 181 W. Huntington Dr., Suite 202, Monrovia, California 91016.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
5% Stockholders
BlackRock, Inc.(1)	1,446,015	6.38%
Engaged Capital(2)	1,153,101	5.09%
Executive Officers, Directors and Director Nominees:
Timothy E. Conver(3)	2,888,945	12.69%
Jikun Kim(4)	59,930	*
Tom Herring(5)	72,387	*
Wahid Nawabi(6)	30,968	*
Cathleen Cline(7)	147,116	*
Roy Minson(8)	54,656	*
Joseph F. Alibrandi(9)	41,731	*
Kenneth R. Baker(10)	14,115	*
Charles Thomas Burbage(11)	—	*
Arnold L. Fishman(12)	314,922	1.39%
Murray Gell-Mann(13)	20,545	*
Charles R. Holland(14)	66,364	*
Edward R. Muller(15)	810	*
Stephen F. Page	7,500	*
Current Directors and Executive Officers as a Group (12 persons)	3,719,179	16.10%

*
Less than 1%.

(1)
Based on a Schedule 13G/A filed by BlackRock, Inc. on February 6, 2013 with the SEC reporting beneficial ownership as of December 31, 2012. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(2)
Based on a Schedule 13D/A filed by Engaged Capital, LLC on August 27, 2013 with the SEC reporting beneficial ownership as of August 27, 2013. The address of the principal office of each of Engaged

  Capital, LLC ("Engaged Capital"), Engaged Capital Holdings, LLC ("Engaged Holdings") and Glenn W. Welling, the managing member and Chief Investment Officer of Engaged Capital and the sole member of Engaged Holdings, is 610 Newport Center Drive, Suite 250, Newport Beach, California 92660. Consists of 1,043,805 shares held by Engaged Capital Master Feeder I, LP ("Engaged Capital Master I") and 109,296 shares held by Engaged Capital Master Feeder II, LP ("Engaged Capital Master II"). Engaged Capital, as the general partner and investment adviser of each of Engaged Capital Master I and Engaged Capital Master II, may be deemed to beneficially own the 1,153,101 shares held in the aggregate by Engaged Capital Master I and Engaged Capital Master II. Engaged Holdings, as the managing member of Engaged Capital, may be deemed to beneficially own the 1,153,101 shares held in the aggregate by Engaged Capital Master I and Engaged Capital Master II. Mr. Welling, as the managing member and Chief Investment Officer of Engaged Capital and the sole member of Engaged Holdings, may be deemed to beneficially own the 1,153,101 shares held in the aggregate by Engaged Capital Master I and Engaged Capital Master II.

(3)
Includes 2,285,535 shares held by the Conver Family Trust, of which Mr. Conver is one of the trustees; 470,000 shares held by the Conver Family Limited Partnership, the general partner of the Conver Family Limited Partnership is The Management Trust, of which Mr. Conver is a trustee, and 98,310 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of September 6, 2013. Mr. Conver disclaims beneficial ownership of any securities in which he does not have a pecuniary interest.

(4)
Includes 26,000 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of September 6, 2013.

(5)
Includes 45,000 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of September 6, 2013.

(6)
Includes 10,000 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable with 60 days of September 6, 2013.

(7)
Includes 133,680 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of September 6, 2013.

(8)
Includes 9,000 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of September 6, 2013.

(9)
Includes 11,100 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of September 6, 2013, and 29,631 shares held by the Alibrandi Family Trust Dated November 14, 1972, of which Mr. Alibrandi is the trustee.

(10)
Includes 10,300 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of September 6, 2013. Mr. Baker is retiring as a director at the end of his term and not standing for re-election at the 2013 annual meeting.

(11)
Our board of directors has nominated Mr. Burbage for election as a director at the 2013 annual meeting.

(12)
Includes 296,322 shares of our common stock held by the Arnold Fishman Revocable Trust Arnold Fishman Trustee; 11,100 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of September 6, 2013, and 6,500 shares held by Mr. Fishman's wife, Judy Fishman.

(13)
Includes 16,730 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of September 6, 2013. Dr. Gell-Mann is retiring as a director at the end of his term and not standing for re-election at the 2013 annual meeting.

(14)
Includes 60,364 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of September 6, 2013.

(15)
Our board of directors has nominated Mr. Muller for election as a director at the 2013 annual meeting.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Certain Transactions and Relationships

        Review and Approval of Related Party Transactions.    All transactions and relationships in which the company and our directors, director nominees and executive officers or their immediate family members are participants are reviewed by our Audit Committee or another independent body of the board of directors, such as the independent and disinterested members of the board. As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, review and approve related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee or the independent and disinterested members of the board may consider:

  •
  the nature of the related person's interest in the transaction;

  •
  the material terms of the transaction, including, without limitation, the amount and type of transaction;

  •
  the importance of the transaction to the related person;

  •
  the importance of the transaction to the company;

  •
  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

  •
  any other matters the Audit Committee deems appropriate.

        Reportable Related Party Transactions.    Other than the employment arrangements described elsewhere in this proxy statement and the transactions described below, since May 1, 2012, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which:

  •
  the amount involved exceeded or will exceed $120,000; and

  •
  a director, director nominee, executive officer, holder of five percent or more of any class of our capital stock or any member of his or her immediate family had or will have a direct or indirect material interest.

        On November 1, 2008, we entered into a consulting agreement with one of our directors, General (Retired) Charles R. Holland. Pursuant to this agreement, as amended as of January 1, 2013, Mr. Holland performs consulting services for us on a general basis and with respect to particular individual projects assigned by us. During the fiscal year ended April 30, 2013, we paid to Mr. Holland approximately $172,000 in consulting fees pursuant to the terms of this agreement.

AUDIT RELATED MATTERS

Audit Committee Report

        The Audit Committee of our board of directors serves as the representative of the board for general oversight of our financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Audit Committee is made up solely of independent directors, as defined in the applicable SEC and Nasdaq rules, and operates under a written charter adopted by the board. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. Management has responsibility for preparing our financial statements, as well as for our financial reporting process. Ernst & Young LLP, acting as our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles in the United States. The Audit Committee periodically meets with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.

        In this context, the Audit Committee hereby reports as follows:

  (1)
  The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2013 with management.

  (2)
  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed with the independent registered public accounting firm by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

  (3)
  The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with such firm its independence from the company.

        Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended April 30, 2013, for filing with the SEC.

                            Audit Committee
                            Joseph F. Alibrandi
                            Kenneth R. Baker
                            Arnold L. Fishman
                            Murray Gell-Mann

Fees Paid to Independent Auditors

        We engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal years ended April 30, 2011, 2012 and 2013, and to perform procedures related to the financial statements included in our quarterly reports on Form 10-Q. Our Audit Committee approved the engagement of Ernst & Young LLP. All audit work for the fiscal year ended April 30, 2013 was performed by the full time employees of Ernst & Young LLP.

        Audit Fees.    Ernst & Young LLP billed us an aggregate of $665,000 in fees for audit services associated with the audit of our annual financial statements for the fiscal year ended April 30, 2013. Ernst & Young LLP billed us an aggregate of $610,000 in fees for audit services associated with the audit of our annual financial statements for the fiscal year ended April 30, 2012.

        Audit-Related Fees.    No audit-related fees were incurred for the years ended April 30, 2013 and 2012.

        Tax Fees.    Ernst & Young LLP billed us an aggregate of $249,000 for tax services during the fiscal year ended April 30, 2013 and $289,000 for tax services during the fiscal year ended April 30, 2012. Tax services included tax advice, planning and compliance principally in connection with the preparation of our tax returns and assistance with governmental tax audits.

        All Other Fees.    Ernst & Young LLP billed us $1,995 during each of the fiscal years ended April 30, 2013 and 2012 for access to their online accounting research tool.

Pre-Approval Policy of the Audit Committee

        Our Audit Committee has established a policy that generally requires that all audit and permissible non-audit services provided by our independent registered public accounting firm be pre-approved by the Audit Committee, or a designated Audit Committee member. These services may include audit services, audit-related services, tax services and other services. All permissible non-audit services provided by our independent registered public accounting firm have been pre-approved by the Audit Committee or a designated Audit Committee member. Our Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the accountants' independence and determined that it is consistent with such independence.

STOCKHOLDER PROPOSALS

        Stockholder Proposals for Inclusion in Next Year's Proxy Statement.    Stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion in the proxy statement relating to our 2014 annual meeting of stockholders, proposals of stockholders must be received at our principal executive offices no later than May 9, 2014 (120 calendar days prior to the anniversary of the date of the proxy statement for our 2013 annual meeting) and must otherwise satisfy the conditions established by the SEC for stockholder proposals to be included in the proxy statement for that meeting.

        Stockholder Proposals for Presentation at Next Year's Annual Meeting.    If a stockholder wishes to present a proposal, including a director nomination, at our 2014 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice in writing to our Corporate Secretary prior to the deadline for such meeting determined in accordance with our bylaws. Our bylaws require notice with respect to the

2014 annual meeting between June 6, 2014 (120 calendar days prior to the anniversary of our 2013 annual meeting) and July 6, 2014 (90 calendar days prior to the anniversary of our 2013 annual meeting). However, in the event that the date of the 2014 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2013 annual meeting, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2014 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2014 annual meeting or (2) the 10th day following the earlier of (a) the day on which notice of the 2014 annual meeting was mailed or (b) the date on which public announcement of the date of the 2014 annual meeting is first made by the company. If a stockholder fails to give timely notice of a proposal, the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2014 annual meeting. In addition, our bylaws include other requirements for nomination of candidates for director and proposals of other business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the fiscal year ended April 30, 2013, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements except for the following: (a) one Statement of Changes in Beneficial Ownership on Form 4, reporting a single transaction, was filed late by Timothy E. Conver; (b) one Statement of Changes in Beneficial Ownership on Form 4, reporting a single transaction, was filed late by Jikun Kim; (c) one Statement of Changes in Beneficial Ownership on Form 4, reporting a single transaction, was filed late by Tom Herring; (d) two Statements of Changes in Beneficial Ownership on Form 4, each reporting a single transaction, were filed late by Roy Minson; and (e) one Statement of Changes in Beneficial Ownership on Form 4, reporting a single transaction, was filed late by Cathleen S. Cline. These late filings were the result of delays and lack of internal coordination in the making of these filings by certain individuals who had been appointed attorneys-in-fact by these officers.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of April 30, 2013 about our common stock that may be issued, whether upon the exercise of options, warrants and rights or otherwise, under our existing equity compensation plans.

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	1,251,168	(1)	$17.52	3,261,483	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	1,251,168		$17.52	3,261,483

(1)
Consists of awards outstanding under the AeroVironment, Inc. Nonqualified Stock Option Plan, the AeroVironment, Inc. 2002 Equity Incentive Plan, and the AeroVironment, Inc. 2006 Restated Equity Incentive Plan.

(2)
No additional awards may be granted under the AeroVironment, Inc. Nonqualified Stock Option Plan or the AeroVironment, Inc. 2002 Equity Incentive Plan.

STOCKHOLDER COMMUNICATIONS

        You may communicate with the Chairs of our Audit Committee, Nominating and Corporate Governance Committee or Compensation Committee, or with our independent directors as a group, by writing to any such person or group, care of the Corporate Secretary of AeroVironment, Inc., at our principal executive office, 181 W. Huntington Dr., Suite 202, Monrovia, California 91016.

        Communications are distributed to the board of directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the board of directors has requested that certain items that are unrelated to the duties and responsibilities of the board of directors should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

  Householding of Annual Meeting Materials

        Some brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in a stockholder's household. Additionally, you may have notified us that multiple stockholders share an address and thus you requested to receive only one copy of our proxy statement and annual report. We will promptly deliver a separate copy of either document to any stockholder who contacts our investor relations department at (626) 357-9983 × 245 or by mail addressed to Investor Relations, AeroVironment, Inc. 181 W. Huntington Dr., Suite 202, Monrovia, California 91016, requesting such copies. If a stockholder is receiving multiple copies of our proxy statement and annual report at the stockholder's household and would like to receive a single copy of the proxy statement and annual report for a stockholder's household in the future, stockholders should contact their broker, or other nominee record holder to request mailing of a single copy of the proxy statement and annual report. Stockholders receiving multiple copies of these documents directly from us, and who would like to receive single copies in the future, should contact our investor relations department to make such a request.

ANNUAL REPORT ON FORM 10-K

        OUR ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SEC FOR THE FISCAL YEAR ENDED APRIL 30, 2013, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO AEROVIRONMENT, INC., ATTN: CORPORATE SECRETARY, 181 W. HUNTINGTON DR., SUITE 202, MONROVIA, CALIFORNIA 91016.

OTHER BUSINESS

        The board of directors knows of no other matters to come before the meeting. Should any unanticipated business properly come before the meeting, the persons named in the enclosed WHITE proxy will vote in accordance with their best judgment. The accompanying WHITE proxy confers discretionary authority to such persons to vote on any unanticipated matters.

        It is important that proxies be returned promptly. Stockholders are urged to date and sign the WHITE proxy and return it promptly in the accompanying envelope, or to vote via the internet or by calling the toll-free number as instructed on the WHITE proxy card.

        If stockholders have any questions or require any assistance with voting your shares, please contact the company's proxy solicitor, MacKenzie Partners, Inc.

ON BEHALF OF THE BOARD OF DIRECTORS
Timothy E. Conver Chairman and Chief Executive Officer

Monrovia, California
September 6, 2013

Annex A

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

        The following tables ("Directors and Nominees" and "Officers and Employees") set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2013 annual meeting of stockholders (collectively, the Participants).

Directors and Nominees

        The principal occupations of our directors and nominees are set forth in the section above titled "Election of Directors" of this proxy statement. The name of the directors and nominees are set forth below and the business addresses for all the directors and nominees is c/o AeroVironment, Inc., at 181 W. Huntington Dr., Suite 202, Monrovia, California 91016.

Name
Joseph F. Alibrandi
Kenneth R. Baker
Charles Thomas Burbage
Timothy E. Conver
Arnold L. Fishman
Murray Gell-Mann
Charles R. Holland
Edward R. Muller
Stephen F. Page

Officers and Employees

        The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person's position with the company, and the business address for each person is AeroVironment, Inc., at 181 W. Huntington Dr., Suite 202, Monrovia, California 91016.

Name	Title
Timothy E. Conver	Chairman, President & Chief Executive Officer
Jikun Kim	Senior Vice President and Chief Financial Officer
Steven Gitlin	Vice President Marketing Strategy, Communications and Investor Relations

Information Regarding Ownership of Company Securities By Participants

        The shares of common stock beneficially owned or held as of September 6, 2013 by the persons listed above under "Directors and Nominees" and by Jikun Kim, Tom Herring, Wahid Nawabi, Roy Minson and Cathleen Cline are set forth in the section titled "SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" above. Mr. Gitlin owns 12,200 shares of our common stock and is the beneficial owner, as of September 6, 2013, of 17,037 shares of our common stock reserved for issuance upon the exercise of stock options which are currently exercisable.

Information Regarding Transactions in the Company's Securities by Participants

        The following table sets forth information regarding purchases and sales of the company's securities by each Participant during the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	# of Shares	Transaction Description
Timothy E. Conver	8/16/2013	1,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	8/15/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	8/1/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	7/31/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	7/19/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	7/18/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	7/2/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	7/1/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	6/12/2013	50,000	Stock option grant
	6/12/2013	35,000	Restricted stock grant
	6/4/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	6/3/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	5/22/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	5/21/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	5/10/2013	3,426	Open market sale pursuant to a Rule 10b5-1 trading plan
	5/9/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	4/30/2013	2,739	Restricted stock unit vesting
	3/1/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	2/28/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	2/12/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	2/11/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	1/30/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	1/29/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	1/18/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	1/17/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan

Name	Transaction Date	# of Shares	Transaction Description
	1/4/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	1/3/2013	4,500	Open market sale pursuant to a Rule 10b5-1 trading plan
	12/28/2012	15,000	Bona fide gift
	12/28/2012	15,000	Bona fide gift
	12/28/2012	15,000	Bona fide gift
	12/27/2012	20,000	Open market sale pursuant to a Rule 10b5-1 trading plan
	12/26/2012	20,000	Open market sale pursuant to a Rule 10b5-1 trading plan
	12/19/2012	35,000	Open market sale pursuant to a Rule 10b5-1 trading plan
	12/18/2012	35,000	Open market sale pursuant to a Rule 10b5-1 trading plan
	12/14/2012	35,000	Open market sale pursuant to a Rule 10b5-1 trading plan
	12/13/2012	35,000	Open market sale pursuant to a Rule 10b5-1 trading plan
	12/10/2012	35,000	Open market sale pursuant to a Rule 10b5-1 trading plan
	12/7/2012	35,000	Open market sale pursuant to a Rule 10b5-1 trading plan
	9/14/2012	98,530	Stock option exercise
	7/10/2012	8,300	Open market sale pursuant to a Rule 10b5-1 trading plan
	7/9/2012	8,300	Open market sale pursuant to a Rule 10b5-1 trading plan
	6/27/2012	8,300	Open market sale pursuant to a Rule 10b5-1 trading plan
	6/26/2012	5,478	Restricted stock unit grant
	6/26/2012	8,300	Open market sale pursuant to a Rule 10b5-1 trading plan
	6/18/2012	470,000	Transfer from The Conver Family Trust to The Conver Family Limited Partnership
	4/11/2012	8,300	Open market sale pursuant to a Rule 10b5-1 trading plan
	4/10/2012	8,300	Open market sale pursuant to a Rule 10b5-1 trading plan
	3/29/2012	8,300	Open market sale pursuant to a Rule 10b5-1 trading plan
	3/28/2012	8,300	Open market sale pursuant to a Rule 10b5-1 trading plan
	3/13/2012	8,300	Open market sale pursuant to a Rule 10b5-1 trading plan
	3/12/2012	8,300	Open market sale pursuant to a Rule 10b5-1 trading plan
	11/10/2011	9,500	Open market sale pursuant to a Rule 10b5-1 trading plan

Name	Transaction Date	# of Shares	Transaction Description
	11/9/2011	8,300	Open market sale pursuant to a Rule 10b5-1 trading plan
	10/25/2011	8,300	Open market sale pursuant to a Rule 10b5-1 trading plan
	10/24/2011	8,300	Open market sale pursuant to a Rule 10b5-1 trading plan
	10/12/2011	8,300	Open market sale pursuant to a Rule 10b5-1 trading plan
	10/11/2011	8,300	Open market sale pursuant to a Rule 10b5-1 trading plan
	9/28/2011	8,300	Open market sale pursuant to a Rule 10b5-1 trading plan
	9/27/2011	8,300	Open market sale pursuant to a Rule 10b5-1 trading plan
	9/14/2011	8,300	Open market sale pursuant to a Rule 10b5-1 trading plan
	9/13/2011	8,300	Open market sale pursuant to a Rule 10b5-1 trading plan
Jikun Kim	7/11/2013	455	Sold shares to cover taxes on restricted stock vesting
	4/30/2013	968	Restricted stock unit vesting
	4/30/2013	356	Shares withheld by company to cover taxes on restricted stock unit vesting
	4/22/2013	30,000	Stock Option Grant
	4/22/2013	20,000	Restricted stock grant
	3/18/2013	907	Sold shares to cover taxes on restricted stock vesting
	7/12/2012	471	Sold shares to cover taxes on restricted stock vesting
	6/26/2012	1,936	Restricted stock unit grant
	3/16/2012	849	Sold shares to cover taxes on restricted stock vesting
Steven Gitlin	7/12/2013	1,000	All shares sold after restricted stock vested
	4/30/2013	450	Restricted stock unit vesting
	4/30/2013	198	Shares withheld by company to cover taxes on restricted stock unit vesting
	4/2/2013	181	Sold shares to cover taxes on restricted stock vesting
	3/18/2013	182	Sold shares to cover taxes on restricted stock vesting
	7/12/2012	1,000	All shares sold after restricted stock vested
	6/26/2012	900	Restricted stock unit grant
	5/29/2012	5,630	Stock option exercise
	4/2/2012	172	Sold shares to cover taxes on restricted stock vesting
	3/16/2012	172	Sold shares to cover taxes on restricted stock vesting

Name	Transaction Date	# of Shares	Transaction Description
Joseph F. Alibrandi	7/31/2013	2,815	Stock option exercise
	4/22/2013	1,000	Restricted stock grant
	4/22/2013	4,000	Stock option grant
	6/21/2012	5,000	Stock option grant
Kenneth R. Baker	7/1/2013	2,815	Stock option exercise
	4/22/2013	1,000	Restricted stock grant
	4/22/2013	4,000	Stock option grant
	6/21/2012	5,000	Stock option grant
Charles Thomas Burbage	—	—	—
Arnold L. Fishman	4/22/2013	1,000	Restricted stock grant
	4/22/2013	4,000	Stock option grant
	4/16/2013	5,630	Stock option exercise
	4/16/2013	14,075	Stock option exercise
	4/16/2013	8,000	Open market purchase of stock
	4/15/2013	17,416	Open market purchase of stock
	4/12/2013	11,235	Open market purchase of stock
	4/11/2013	6,349	Open market purchase of stock
	4/8/2013	2,000	Open market purchase of stock
	4/5/2013	5,000	Open market purchase of stock
	6/21/2012	5,000	Stock option grant
Murray Gell-Mann	4/22/2013	1,000	Restricted stock grant
	4/22/2013	4,000	Stock option grant
	6/21/2012	5,000	Stock option grant
Charles R. Holland	4/22/2013	1,000	Restricted stock grant
	4/22/2013	4,000	Stock option grant
	6/21/2012	5,000	Stock option grant
Edward R. Muller	7/8/2013	250	Open market purchase of stock
	3/2/2012	560	Open market purchase of stock
Stephen F. Page	4/24/2013	7,500	Restricted stock grant
	4/24/2013	20,000	Stock option grant

Miscellaneous Information Regarding Participants

        Except as described in this Annex A or otherwise disclosed in the proxy statement, to the company's knowledge:

  •
  No Participant owns any securities of the company of record that such Participant does not own beneficially.

  •
  No Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

  •
  No associate of any Participant owns beneficially, directly or indirectly, any securities of the company.

  •
  No Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the company.

  •
  No Participant nor any associate of a Participant is a party to any transaction, since the beginning of the company's last fiscal year, or any currently proposed transaction, in which (a) the company was or is to be a participant, (b) the amount involved exceeds $120,000 and (c) any Participant or any related person thereof had or will have a direct or indirect material interest.

  •
  No Participant, nor any associate of a Participant, has any arrangement or understanding with any person (a) with respect to any future employment by the company or its affiliates or (b) with respect to any future transactions to which the company or any of its affiliates will or may be a party.

  •
  No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.

PROXY CARD V O T E B Y I N T E R N E T WWW. C E S V O T E . C O M Use the Internet to submit your proxy until 11:59 p.m., Eastern Time, on October 3, 2013. Have your proxy card in hand when you access the website listed above and follow the instructions provided. You will be required to provide the unique electronic voting number printed below. V O T E B Y T E L E P H O N E 1 - 8 8 8 - 6 9 3 - 8 6 8 3 Use any touch-tone telephone to submit your proxy until 11:59 p.m., Eastern Time, on October 3, 2013. Have your proxy card in hand when you call and follow the instructions provided. You will be required to provide the unique electronic voting number printed below. Electronic Voting Number: You may submit a proxy by telephone or the Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned a proxy card. OR V O T E B Y M A I L If you do not wish to submit a proxy by telephone or the Internet, please mark, sign, date and promptly return your proxy card in the enclosed postage-paid envelope or otherwise to: AeroVironment, Inc., c/o MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The Annual Report, Notice & Proxy Statement are available at http://investor.avinc.com. YOUR VOTE IS IMPORTANT! Please take a moment now to submit a proxy with respect to your shares of AeroVironment, Inc. common stock for the 2013 Annual Meeting of Stockholders. PLEASE REVIEW THE PROXY STATEMENT AND SUBMIT A PROXY. (See reverse side for instructions.) You may submit a proxy by telephone or the Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned a proxy card. PROXY CARD AEROVIRONMENT, INC. PROXY FOR 2013 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Jikun Kim and Douglas E. Scott, and each of them, individually, as attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of AeroVironment, Inc. held of record by the undersigned as of September 6, 2013, at the Annual Meeting of Stockholders of AeroVironment, Inc. to be held at the company’s offices at 994 Flower Glen Street, Simi Valley, California 93065, on October 4, 2013, at 10:00 a.m. local time and at all adjournments and postponements thereof (the “Annual Meeting”), upon the following matters, which are described in AeroVironment, Inc.’s Proxy Statement for the Annual Meeting. AeroVironment, Inc.’s Board of Directors recommends a vote “FOR ALL” the director nominees and a vote “FOR” proposal 2. , 2013 Stockholder Signature Date Title , 2013 Stockholder (Joint Owner) Signature Date Title Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. . If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. . . Continued on the reverse side

The Board of Directors recommends you vote “FOR ALL” director nominees: 1. Election of three Class I Directors for a three-year term: Nominees (1) Charles Thomas Burbage (2) Charles R. Holland (3) Edward R. Muller . FOR ALL . WITHHELD ALL . FOR ALL EXCEPT* *To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote “FOR” proposal 2: 2. Ratification of Selection of Independent Registered Public Accounting Firm. . FOR . AGAINST . ABSTAIN NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. . TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE. . PROXY CARD Continued and to be signed on the reverse side